Exhibit 4.38

[TRANSLATION FOR INFORMATION PURPOSES ONLY]

Execution version

IRREVOCABLE ADMINISTRATION TRUST AGREEMENT WITH REVERSION RIGHTS No. 111523-3 dated as of September 17, 2012 (this “Agreement”), entered into by and among:

(1)	the entities listed in Schedule 1 hereof (hereinafter, together with any Additional Settlor (as defined below), the “Settlors” or the “Second Beneficiaries”), as settlors and second beneficiaries;

(2)	Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, as trustee (hereinafter, the “Trustee”), a multiple banking institution organized and validly existing under the laws of the United Mexican States (“Mexico”);

(3)	Wilmington Trust (London) Limited, on its own behalf and as Security Agent, acting pursuant to the terms of the Intercreditor Agreement(as defined below) on behalf and for the benefit of the Creditors (as such term is defined below) and of any of their successors, beneficiaries and assignees, a private limited liability company incorporated and validly existing under the laws of England and Wales(the “First Beneficiary”); and

(4)	the entities specified in Schedule 2 hereof (each of such entities a “Counterpart” and collectively the “Counterparties”);

in accordance with the following Recitals, Representations and Clauses:

RECITALS

I. WHEREAS, on September 17, 2012. CEMEX, S.A.B. de C.V. (“Cemex SAB”), as the Parent, several direct and indirect subsidiaries of Cemex SAB as borrowers, guarantors or security providers (jointly, the “Obligors”), certain financial institutions and other entities identified therein as creditors (the creditors, together with their successors, beneficiaries and permitted assignees, the “Original Creditors”), Citibank International plc, in its capacity as agent (the “Agent”) and the First Beneficiary, among others, entered into a Facilities Agreement with the purpose of refinancing certain debt of Cemex SAB and the other Obligors described therein (the “Facilities Agreement”; and the debt contemplated in the Facilities Agreement, together with the above mentioned liabilities, the “Original Debt”). A copy of the Facilities Agreement is attached hereto as Schedule A.

II. WHEREAS, on September 17, 2012, Cemex SAB, the other Obligors, the Original Creditors, the Agent and the First Beneficiary, entered into an Intercreditor Agreement (the “Intercreditor Agreement”), pursuant to which, among other things, they agreed the transfer of all

Mexican Intra-Group Credit Rights (as such term is defined in the Intercreditor Agreement) to the Trustee in terms hereof, so that, if the First Beneficiary delivers to the Trustee a Concurso Notice (as such term is defined below), the Voting and Subscription Rights (as such term is defined below) corresponding to the Settlors in their capacity as creditors in respect of the Mexican Intra-Group Credit Rights, be exercised by the Trustee in accordance with terms hereof and as per the instructions set forth in this Agreement. A copy of the Intercreditor Agreement is attached hereto as Schedule B.

III. WHEREAS, according to the Facilities Agreement and the Intercreditor Agreement, Cemex SAB and its subsidiaries may refinance debt maintained or issued by any of them, as such refinancing is permitted in accordance with the terms of the Facilities Agreement and the Intercreditor Agreement, by means of the issuance of bonds, notes or other debt instruments, or convertible or exchangeable securities or loan facilities (jointly, the “Refinanced Debt”, and the lenders of any kind acceding, in its case, by means of an accession agreement to the Intercreditor Agreement, the “Refinancing Creditors”; the Refinancing Creditors together with the Original Creditors, the “Creditors”).

IV. WHEREAS, on November 30, 2007, Cemex SAB issued certain certificados bursátiles denominated in unidades de inversión, guaranteed, on a por aval basis, by each of Cemex Mexico, S.A. de C.V. (“Cemex Mexico”) and Empresas Tolteca de México, S.A. de C.V. (“Tolteca”), for an amount of 116,530,800 unidades de inversión, maturing on November 17, 2017, that are registered with the Mexican National Securities Registry and listed on the Bolsa Mexicana de Valores, S.A.B. de C.V. under the ticker 07-2U (the “Certificados Bursatiles”).

V. WHEREAS, New Sunward Holding Financial Ventures B.V. (“NSHFV”) issued, (i) on December 18, 2006, certain callable perpetual dual currency notes, guaranteed by each of Cemex SAB, Cemex Mexico and New Sunward Holding B.V. (“NSH”) for an amount up to US$350,000,000; (ii) on December 18, 2006, certain callable perpetual dual currency notes, guaranteed by each of Cemex SAB, Cemex Mexico and NSH, for an amount up to US$900,000,000; (iii) on February 12, 2007, certain callable perpetual dual currency notes, guaranteed by each of Cemex SAB, Cemex Mexico and NSH, for an amount up to US$750,000,000; and (iv) on May 9, 2007, certain callable perpetual dual currency notes, guaranteed by each of Cemex SAB, Cemex Mexico and NSH, for an amount up to €730,000,000 (the notes mentioned in paragraphs (i) through (iv) above are jointly referred to as the “Perpetual Securities”).

VI. WHEREAS, Cemex SAB issued on (i) January 11, 2011, certain senior secured notes for an amount of US$1,650,000,000, guaranteed by each of Cemex Mexico, Cemex España S.A. (“Cemex España”) and NSH, with an interest of 9.000% maturing on January 11, 2018;(ii) April 5, 2011, certain floating rate senior notes for an amount of US$800,000,000, guaranteed by each of Cemex México, Cemex España and NSH, with a floating interest, maturing on September 30, 2015; and (iii) September 17, 2012, certain senior secured notes for an amount of US$500,000.00, guaranteed by each of Cemex México, Cemex España, Cemex Concretos S.A. de C.V. (“Cemex Concretos”), Tolteca, Cemex Corp., NSH, CEMEX Research Group AG, CEMEX Shipping B.V., CEMEX Asia B.V., CEMEX France Gestion, CEMEX UK and CEMEX Egyptian Investments B.V., with an interest of 9.50% maturing on June 15, 2018 (the notes mentioned in paragraphs (i),(ii) and (iii) above are jointly referred to as the “Cemex SAB Bonds”).

VII. WHEREAS, Cemex Finance LLC issued on (i) December 14, 2009 certain senior secured notes for an amount of US$1,750,000,000, guaranteed by each of Cemex SAB, Cemex Mexico, Cemex España, Cemex Concretos, Tolteca, Cemex Corp. and NSH, with an interest of 9.5% maturing on December 14, 2016; and (ii) December 14, 2009, certain senior secured notes for an amount of €350,000,000 guaranteed by each of Cemex SAB, Cemex Mexico, Cemex Concretos, Tolteca, Cemex Corp. and NSH, with an interest of 9.625% maturing on December 14, 2017 (the notes mentioned in numerals (i) and (ii) above are jointly referred to as the “Cemex Finance Bonds”).

VIII. WHEREAS, Cemex España, through its Luxembourg branch issued on (i) May 12, 2010, certain senior secured notes for an amount of €115,346,000 guaranteed by each of Cemex SAB, Cemex Mexico and NSH, with an interest of 8.875% maturing on May 12, 2017; (ii) March 28,2012, certain senior secured notes for an amount of €179,219,000 guaranteed by each of Cemex SAB, Cemex Mexico and NSH, with an interest of 9.875% maturing on April 30, 2019; (iii) March 28, 2012 certain senior secured notes for an amount of US$ 703,861,000 guaranteed by each of Cemex SAB, Cemex México, and NSH, with an interest of 9.875%, maturing on April 30, 2019; and (iv) May 12, 2010, certain senior secured notes for an amount of US$1,192,996,000, guaranteed by each of Cemex SAB, Cemex Mexico and NSH, with an interest of 9.25% maturing on May 12, 2020, (the notes mentioned in paragraphs (i) through (iv) above are jointly referred to as the “Cemex España Bonds”).

IX. WHEREAS, Cemex SAB or any of its subsidiaries (the “Additional Obligors”) may, from time to time, issue notes, certificados bursátiles (under programs approved on the date hereof or in the future), bonds or other debt securities, convertible or exchangeable securities, or borrow under loan facilities, the proceeds of which are applied to refinance (i) the Certificados Bursatiles, the Perpetual Securities, the Cemex SAB Bonds, the Cemex Finance Bonds, the Cemex España Bonds or any Refinanced Debt which are secured equally and ratably with other indebtedness of the Obligors under the terms provided for in the Facilities Agreement, or (ii) any debt of Cemex SAB or other Obligors under the Facilities Agreement which is issued or, as the case may be, borrowed by the Additional Obligors after the date of the Facilities Agreement, and which may be issued or, as the case may be, borrowed in accordance with the Facilities Agreement (such debt, together with the debt referred to in Recital III shall be jointly referred to as the “Refinanced Debt”).

X. WHEREAS, the Settlors desire to transfer in favor of the Trustee the Creditor Rights (as defined below), for the sole purpose that in case the First Beneficiary delivers to the Settlor a Concurso Notice (as defined below) pursuant to the terms of this Agreement, before the date on which the Original Debt and, or this Agreement ceases to have effect in accordance with the Intercreditor Agreement (the “Termination Date”), the Trustee (i) exercises the Voting and Subscription Rights corresponding to the Settlors, in accordance with the instructions received from the First Beneficiary in terms of the Intercreditor Agreement; and (ii) receives any and all Income (as defined below), to be applied in accordance with the relevant concurso mercantil proceeding and in terms of the Intercreditor Agreement, for the benefit of (1) the Original Creditors, acting for such purposes through the First Beneficiary and the First Beneficiary, (2) any financial institution that enters into a Creditor Accession Letter (as such term is defined in the Facilities Agreement) in accordance with the Facilities Agreement, within 30 (thirty) Business Days following the Effective Date (as such term is defined in the Facilities Agreement), acting for such purposes through the First Beneficiary (3) the Agent, (4) the holders of the Certificados Bursátiles, acting for such purposes through the common representative of the Certificados Bursátiles, (5) the holders of the Perpetual Securities, acting for such purposes through the corresponding trustee, (6) the holders of the Cemex SAB Bonds, acting for such purposes through the corresponding trustee, (7) the holders of the Cemex Finance Bonds, acting for such purposes through the corresponding trustee, (8) the holders of the Cemex España Bonds, acting for such purposes through the corresponding trustee, and (9) the holders or lenders of the Refinanced Debt, acting for such purposes through the corresponding common representative, trustee, agent or lender (the parties mentioned in paragraphs (1) through (9) above, as well as any successor, beneficiary or assignee shall jointly be referred to the “Beneficiary Creditors”), in accordance with the terms of the Intercreditor Agreement and until the Termination Date, for the payment of any and all amounts payable by Cemex SAB and the other Obligors, under the Certificados Bursátiles, the Perpetual Securities, the Cemex SAB Bonds, the Cemex Finance Bonds, the Cemex España Bonds and any Refinanced Debt (the “Beneficiary Obligations”).

Based upon the foregoing Recitals, each of the Parties hereto hereby represents and agrees as follows:

REPRESENTATIONS

I. Each of the Settlors and the Counterparties hereby represent, in its capacity as Settlor or Counterparty, as the case may be, through its legal representative, that:

(a) it is a corporation duly incorporated and existing under the laws of its place of incorporation, authorized to enter into this Agreement and to comply with its obligations hereunder;

(b) it intends to transfer in accordance with this Agreement, only in its capacity as Settlor, the Lender Rights owned by it for the purposes set forth herein;

(c) it is the owner, as Settlor for the purposes of this Agreement, of its Lender Rights vis a vis each Counterparty, and in respect to which each Counterparty represents to be obligated thereunder, which are free and clear from any liens, options or other encumbrances or any third-party rights, and which are contributed to the Trust Estate (patrimonio fideicomitido) (as defined below), pursuant to this Agreement;

(d) this Agreement is a valid obligation, enforceable against it in accordance with the terms hereof, subject to the provisions set forth in the LCM (as defined below);

(e) it has obtained and as of the date hereof maintains all internal and, in its case, administrative or contractual authorizations, which are necessary for the execution of this Agreement and the performance of the obligations derived hereunder, including but not limited to, any shareholder or board of directors authorizations, as applicable;

(f) its representatives have the necessary authorities to execute and obligate it in accordance with the terms hereof, such authorities have not been limited, modified, or revoked in any way, as evidenced in the public instruments and other documents containing such authorities, which are attached hereto as Schedule C;

(g) no consent, authorization or filing of documents before authorities, registries or third parties is required for the execution of or performance of this Agreement; except for the notice to be delivered in its capacity as Settlor to the Counterparties in terms of article 389 of the LGTOC, in respect of the contribution of the Lender Rights to the Trust Estate, which shall be deemed to be delivered and accepted by the Counterparties by means of the execution of this Agreement;

(h) the execution of and the performance of this Agreement does not constitute a breach or violation to any law, regulation, ruling whatsoever, any agreement, of any nature, to which it is a party or to which it is obligated thereunder; or its existing by-laws or any other applicable constitutive documents;

(i) it has not initiated, nor has knowledge of the commencement against it of any bankruptcy proceeding, concurso mercantil, or similar proceedings in accordance with the applicable law;

(j) it has not initiated nor has knowledge of being a party to, or has been served in respect to, or that any action or proceeding whatsoever will be initiated before any court, governmental authority or arbitrator, of any nature, (in Mexico or abroad), that might have an adverse and material effect in the business or financial condition of the Settlor, the Lenders Rights it owns or the validity or effectiveness of this Agreement;

(k) it hereby expressly acknowledges the existence of the Original Creditors, the First Beneficiary and their representatives, as well as the legal capacity of the First Beneficiary to act on behalf and for the benefit of the Creditors (pursuant to the Intercreditor Agreement), as well as to exercise any of the rights arising under this Agreement;

(l) the assets and/or rights, including the Lender Rights transferred in accordance with the terms hereof, solely in its capacity as Settlor for purposes of this Agreement, are legal and derive from legal activities, and there is no connection between the origin or destiny of the resources, assets and/or rights being transferred with illegal or terrorist activities, and hereby agrees to provide to the

Trustee any information reasonably requested by it for purposes of article 115 of the Credit Institutions Law (hereinafter, the “LIC”) and with any other applicable regulation and internal policies of the Trustee (which are disclosed by the Trustee to the Settlor);

(m) it acknowledges and agrees that the Trustee is not aware nor shall it be aware of the terms and conditions of any other agreements related with or derived from this Agreement, executed or to be executed by the Parties hereto, including but not limited to the Financing Documents (other than this Agreement) thus, it accepts that the Trustee is not, nor will be, liable in any manner whatsoever, in respect of the veracity, legitimacy, authenticity or legality of said agreements, and that the Trustee, except in the event it is a party thereto or executes such agreements in accordance with the instructions provided hereunder, is not obligated nor shall be bound in any manner whatsoever to the terms and conditions of said agreements or documents and their respective Schedules;

(n) for all applicable legal effects, it acknowledges and agrees that this Trust is not an investment trust nor a business activity trust;

(o) the Trustee has explained to it the meaning of the text included in Representation III, paragraph (b) below, as well as of the scope of the content of this Agreement;

(p) by means of the execution of this Agreement, it expressly and irrevocably authorizes the Trustee, in accordance with article 28 of the Law for the Regulation of Credit Information (Ley para Regular las Sociedades de Información Crediticia), to request, at its own cost and expense, from the date hereof and at any time thereafter during the term hereof, to the credit information institutions authorized to operate in Mexico, as many credit reports in respect of each Settlor as it deems necessary;

(q) from the date hereof and as a result of the execution of this Agreement, the Trustee shall be the owner of the Lender Rights, subject to the terms hereof, precisely for the purposes set forth in this Agreement;

(r) prior to the execution of this Agreement, the Trustee suggested it to obtain, from the professional, law firm or firm of its election, advice and support in respect of the scope, consequences and general legal or tax aspects of this Agreement, since the Trustee has no liability in respect of such matters, nor does assure that the tax structure derived from the Trust will not be modified as consequence of future amendments to the tax regulation.

II. The First Beneficiary hereby represents, that:

(a) it is a private limited company incorporated and existing under the laws of England and Wales, with sufficient authority to execute this Agreement and to perform its obligations hereunder;

(b) its legal representative has sufficient power and authority to execute this Agreement on its behalf, which authority has not been revoked, limited or modified in any manner whatsoever as of the date hereof, as evidenced by the public instruments and other documents attached hereto as Schedule D;

(c) it does not require the consent or authorization of any third party, including any governmental authority, for the execution or performance of this Agreement; and

(d) it enters into this Agreement on its own behalf and on behalf and for the benefit of the Original Creditors, and if applicable, the Refinancing Creditors (their successors, beneficiaries and assignees), pursuant to the terms of the Facilities Agreement and the Intercreditor Agreement;

III. The Trustee hereby represents, through its fiduciary delegate, that:

(a) it is a credit institution duly incorporated and validly existing under the laws of Mexico, duly authorized to execute fiduciary transactions, as per the provisions of the LIC and its regulations.

(b) pursuant to article 106, section XIX, subsection b) of the LIC, it represents that it has explained to all Parties hereto the content and legal implications of such provision, and the applicable provisions of Circular 1/2005 and the amendments thereto, issued by the Mexican Central Bank (Banco de México), in respect to the prohibitions limiting it under the applicable provisions in effect; article 106, section XIX, subsection b) of the LIC, is transcribed as follows:

“Article 106.- Credit institutions shall be prohibited from:

XIX. When entering into the operations referred to in Section XV of Article 46 of this Law:

a)	abolished;

b)	To respond to the settlors, principals or agents, of any breach by the debtors, for loans granted thereto, or on behalf of issuers, for securities acquired, unless it is due to their fault, as set forth in the last paragraph of Article 391 of the General Law of Negotiable Instruments and Credit Operations, or to guarantee obtaining certain returns in connection with funds, the investment of which is requested therefrom;

If upon termination of the trust agreement, mandate or agency established to grant loans, any such loans shall have not been repaid by the debtors, the institution shall transfer them to the settlor or the beneficiary, as the case may be, or to the representative or agent, without repaying any outstanding amounts;

In any trust agreements, mandates or agencies, the prior paragraphs shall be inserted conspicuously as well as a representation from the institution to the effect that it has, clearly and without doubt, made its meaning be known to the Persons from whom it has received assets for investment;

c)	Acting as trustees, representatives (mandatarios) or agents under trusts, mandates or agencies, respectively, by means of which the direct or indirect, reception of funds from the public is carried out by any action causing a direct or contingent liability, except through trusts created by the Federal Government through the Ministry of Finance and Public Credit, and trusts through which securities be registered before the National Securities Registry (Registro Nacional de Valores) pursuant to the Mexican Securities Law (Ley del Mercado de Valores) are issued;

d)	Executing trust, mandate and agency agreements referred to in the second paragraph of Article 88 of the Investment Companies Law (Ley de Sociedades de Inversión);

e)	Acting in trust, mandate or agency agreements through which the restrictions and prohibitions set forth in the financial legislation are avoided;

f)	Employing funds or assets of the trust, mandate or agency agreements destined to the granting of credits, in which the trustee has the discretionary authority, in the granting of such credits, to carry out transactions by which the following Persons become or may become debtors: the trust delegates; the proprietary or alternate members of the board of directors or executive committee, as the case may be, whether acting or not in their respective capacities; the employees and officers of the institution; the proprietary or alternate statutory auditors, whether acting or not in their respective capacities; the institution’s external auditors; the members of the technical committee of the relevant trust; the ascendants or descendants in first degree or spouses of the above mentioned individuals, the companies in which meetings such Persons or institutions represent a majority, as well as those Persons that Banco de México determines through general provision, and

g)	Managing rural real estate, unless they have received the management in order to distribute the estate among heirs, legatees, partners or creditors, or to pay an obligation or to guarantee its fulfillment with the value of such real estate or its products, and only when such management does not exceeds a period of two years, except in case of production or guaranty trusts.

h)	Executing trusts that administer amounts of money periodically delivered by consumer groups constituted by means of commercialization systems, destined to the acquisition of determined goods or services, of those provided for in the Federal Consumer Protection Law.

Any agreement contrary to what is set forth herein, shall be null…”

Furthermore, pursuant to the provisions set forth in section 5.5 of Circular 1/2005 of Banco de México, the relevant provisions of section 6 of such Circular 1/2005 is hereby transcribed for all applicable legal effects:

“6.1	In the execution of trust agreements, the Trustees shall not be permitted to:

a)	Charge to the trust estate different prices from those agreed to at the time of entering into the relevant transaction;

b)	Guarantee the receipt of revenues or prices by the funds which investment is entrusted to them;

c)	Execute transactions in conditions and terms contrary to their internal policies and the healthy financial practices.

6.2	Execute transactions with securities, negotiable instruments or any other financial instruments that do not comply with the agreed upon specifications under the corresponding trust agreement.

6.3	The Fiduciary Institutions shall not carry out types of Trusts which they are not authorized to celebrate pursuant to the laws and dispositions that regulate them.

6.4	In no event shall the Fiduciary Institutions be able to cover with the trust estate the payment of any penalty imposed to them by any authority.

6.5	In guaranty trusts, the Surety Institutions and the Limited Scope Financial Institutions shall not be able to receive any assets or rights other than assets and rights which purpose is to guarantee the relevant obligations.

6.6	The fiduciary institutions shall comply with the provisions of Articles 106 section XIX of the Credit Institutions Law, 103 section IX of the Securities Law, 62 section VI of the General Law of Insurance Institutions and 60 section VI Bis of the Federal Law of Surety Institutions, as it may correspond to each Institution.”

(c) its fiduciary delegates has sufficient power and authority to execute this Agreement, which authorities have not been revoked or limited in any manner whatsoever as of the date hereof.

(d) it desires to act as Trustee of the trust created hereunder and represents its faithful and loyal performance of the applicable legal provisions and of the terms hereof.

IN CONSIDERATION OF THE FOREGOING, the Parties agree to the following:

CLAUSES

FIRST. Definitions. (a) The following terms, used with capital letter in this Agreement, shall have the meanings set forth below (all terms included in this Clause First and any other definitions used herein in their singular form shall have the same meaning when used in their plural form and vice versa):

“Additional Counterparty” means any Mexican Group Member other than the Counterparties executing this Agreement on the date hereof, which executes a credit or loan agreement or receives credit as a consequence of any kind of commercial relationship, with any of the Settlors or Additional Settlors, and enters into a joinder agreement in terms substantially similar to the document attached hereto as Schedule E.

“Additional Obligors” shall have the meaning ascribed to such term in Recital Ninth of this Agreement.

“Additional Settlor” means any Group Member, other than the Settlors executing this Agreement on the date hereof, executing any Intercompany Credit Agreement or Mexican Company Credit Agreement and that enters into a contribution agreement in terms of the document attached hereto as Schedule G or in substantially similar terms.

“Agent” shall have the meaning ascribed to such term in Recital First of this Agreement.

“Agreement” shall have the meaning ascribed to such term in the Preamble of this Agreement.

“Authorized Officer” shall have the meaning ascribed to such term in Clause Eighteenth of this Agreement.

“Beneficiary Lenders” shall have the meaning ascribed to such term in Recital Tenth of this Agreement.

“Beneficiary Obligations” shall have the meaning ascribed to such term in Recital Tenth of this Agreement.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks in Mexico City, Mexico, New York, New York, United States of America, or London, England are authorized or required by law or governmental action to close.

“Cemex Concretos” shall have the meaning ascribed to such term in Recital Sixth of this Agreement.

“Cemex España” shall have the meaning ascribed to such term in Recital Sixth of this Agreement.

“Cemex España Bonds” shall have the meaning ascribed to such term in Recital Eighth of this Agreement.

“Cemex Finance Bonds” shall have the meaning ascribed to such term in Recital Seventh of this Agreement.

“Cemex México” shall have the meaning ascribed to such term in Recital Fourth of this Agreement.

“Cemex SAB” shall have the meaning ascribed to such term in Recital First of this Agreement.

“Cemex SAB Bonds” shall have the meaning ascribed to such term in Recital Sixth of this Agreement.

“Certificados Bursátiles” shall have the meaning ascribed to such term in Recital Fourth of this Agreement.

“Civil Code” means the Federal Civil Code and the correlative civil codes for the Mexican federal entities, including Mexico City, as it may be amended from time to time.

“Concurso Judgment” means the judgment pursuant to which a competent court declares a Concurso Proceeding in respect of any of the Counterparties.

“Concurso Notice” means the original written notice delivered by the First Beneficiary to the Trustee in the form attached herein as Schedule H, by means of which the First Beneficiary (i) notifies the Trustee that a competent court has issued a Concurso Judgment and (ii) (A) attaches a copy of the publication of the Concurso Judgment issued by the corresponding court, in the court bulletin board (estrado) or in the judicial bulletin, (B) evidences the service of process in respect of the Concurso Judgment made by the conciliador or receiver, (C) attaches a copy of the publication of the extract of the Concurso Sentence in the Official Gazette of the Federation, or (D) evidences the issuance of the Consurso Judgment by any other means permitted under the LCM and any other applicable provisions.

“Concurso Proceeding” means the business reorganization and/or bankruptcy proceeding initiated against any of the Counterparties in accordance with the LCM.

“Confirmation Term” has the meaning ascribed to such term in Clause Fourth, paragraph (d)(i)(y) of this Agreement.

“Counterparty” shall have the meaning ascribed to such term in the Preamble of this Agreement, in the understanding that, on the date of this Agreement, each of the Counterparties is a Mexican Group Member and has executed an Intercompany Credit Agreement or a Mexican Company Credit Agreement, with any of the Settlors.

“Creditors” shall have the meaning ascribed to such term in Recital Third of this Agreement.

“Dollars” or US$ means the lawful currency of the United States of America.

“Exercise Instruction” shall have the meaning ascribed to such term in Clause Fourth subsection (d)(i) hereof.

“Facilities Agreement” shall have the meaning ascribed to such term in Recital First of this Agreement.

“Financing Documents” means the Facilities Agreement, the Intercreditor Agreement, and any other instrument, negotiable instrument, document or agreement evidencing payment obligations of Cemex SAB and some of the Obligors directly related with the Financing Agreement and the Intercreditor Agreement (including any supplement, amendment, addition or amendment and restatement thereto).

“First Beneficiary” shall have the meaning ascribed to such term in the Preamble of this Agreement.

“Group” means Cemex SAB and its Subsidiaries.

“Group Member” means any direct or indirect Subsidiary of Cemex SAB that is part of the Group.

“Income” means the proceeds payable in a Concurso Proceeding in respect of the Lender Rights that are recognized in respect to any lenders that have been designated as a Recognized Creditor, but exclusively as a consequence of (i) the approval of a reorganization agreement (convenio concursal) in terms of Title Fifth of the LCM or (ii) payment to the Recognized Creditors in accordance with a bankruptcy judgment in terms of Chapter III of Title Seventh of the LCM.

“Instruction Notice” shall have the meaning ascribed to such term in subsection (d)(i)(x) of Clause Fourth hereof.

“Intercompany Credit Agreement” means any agreement or document, of any kind, as amended, supplemented or replaced from time to time, executed by any Settlor with any Counterparty, or by any Additional Settlor or Additional Counterparty, whatever such agreement or document is designated or called and irrespectively from the legislation which governs it, evidencing credit rights, arising from any underlying transaction, granted by a Mexican Group Member to any of the Counterparties or Additional Counterparties or to any Mexican Group Member, executed prior to or subsequently to the date of this Agreement.

“Intercreditor Agreement” shall have the meaning ascribed to such term in Recital Second of this Agreement.

“Lender Rights” means any and all rights of the Settlors in their capacity as lenders, derived from any underlying legal relationship, under any Intercompany Credit Agreement and any Mexican Company Credit Agreements.

“LCM” means the Business Reorganization and Bankruptcy Law (Ley de Concursos Mercantiles), as amended from time to time.

“LGTOC” means the General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito), as amended from time to time.

“LIC” shall have the meaning ascribed to such term in Representation I, section (l) of this Agreement.

“Mexico” shall have the meaning ascribed to such term in the Preamble of this Agreement.

“Mexican Company Credit Agreements” means any credit or loan agreement, or any other kind of agreement from which credit rights derive, entered into by a Group Member with any of the Counterparties, Additional Counterparties or any Mexican Group Member, including each of the credit agreements entered in to by Construction Funding Corporation, a corporation incorporated under the laws of Ireland with some of the Counterparties, which are described in and copies are attached hereto as Schedule F, as such may be modified or amended from time to time.

“Mexican Group Member” means any Group Member incorporated under the laws of Mexico.

“NSH” shall have the meaning ascribed to such term in Recital Fifth hereof.

“NSHFV” shall have the meaning ascribed to such term in Recital Fifth hereof.

“Original Creditors” shall have the meaning ascribed to such term in Recital First of this Agreement.

“Original Debt” shall have the meaning ascribed to such term in Recital First of this Agreement.

“Obligor” shall have the meaning ascribed to such term in Recital First of this Agreement.

“Other Concurso Rights” means any right in favor of a Recognized Creditor, other than a Voting and Subscription Right, in a Concurso Proceeding.

“Party” means any of the Parties to this Agreement.

“Perpetual Securities” shall have the meaning ascribed to such term in Recital Fifth of this Agreement

“Person” means any natural person (persona física), company, corporation, partnership, limited liability company, trust, irregular businesses, joint venture, or any other entity (persona moral), business entity or governmental authority with or without legal personality.

“Pesos” o “Ps$” means the lawful currency of Mexico.

“Quarter” means the three month period ending on March 31st, June 30th, September 30th and December 31st of each calendar year.

“Recognized Creditors” means, in respect of any Person, the lenders recognized in the credits recognition, ranking and priority judgment issued by the competent district court in accordance with the LCM in a Concurso Proceeding of any of the Counterparties.

“Refinancing Creditors” shall have the meaning ascribed to such term in Recital Third of this Agreement.

“Refinanced Debt” shall have the meaning ascribed to such term in Recital Third, as supplemented in Recital Ninth of this Agreement.

“Second Beneficiary” shall have the meaning ascribed to such term in the Preamble of this Agreement.

“Settlor” shall have the meaning ascribed to such term in the Preamble of this Agreement.

“Settlors’ Representative” shall have the meaning ascribed to such term in Clause Nineteenth of this Agreement.

“Subsidiary” means with respect to any Person, any company, association, or any other entity that (i) it is controlled directly or indirectly by such Person, either by the authority to directly or indirectly designate the majority of the directors, managers or any equivalent member, of the relevant company, association or entity or to have the voting power to approve any decision, or the power to approve any decision, in the general shareholders meetings or any similar corporate body; (ii) more than 50% (fifty percent) of the capital stock, irrespective of how such capital is designated or represented, or any equivalent rights, is, whether directly or indirectly, owned by such Person or by another person who has similar rights by means of an agreement or in any other manner whatsoever; or (iii) it is a Subsidiary of any of the Subsidiaries of such Person.

“Taxes” means any tax, commission, duty, encumbrance, tariff, deduction, withholding, obligation or contribution of any nature, present or future, imposed, charged, withheld or asserted by any governmental authority.

“Termination Date” shall have the meaning ascribed to such term in Recital Tenth of this Agreement.

“Tolteca” has the meaning ascribed to such term in Recital Fourth of this Agreement.

“Trust” means the irrevocable administration trust agreement No. F/111523-3 created in accordance with the terms in this Agreement.

“Trust Accounts” shall have the meaning ascribed to such term in Clause Sixth paragraph (a) of this Agreement.

“Trust Estate” or “Trust Assets” shall have the meaning ascribed to such term in Clause Fifth of this Agreement.

“Trustee” shall have the meaning ascribed to such term in the Preamble of this Agreement.

“Voting and Subscription Rights” means the right of a Recognized Creditor to authorize, modify, subscribe, vote and veto the intercreditor agreement in any Concurso Proceeding referred to in articles 156, 157 and other applicable provisions of the LCM.

(b)     Any reference in this Agreement to a clause, section, paragraph, Schedule or similar, shall be understood as a reference to a clause, section, paragraph, Schedule or similar of this Agreement, unless it is expressly noted that such clause, section, paragraph, Schedule or similar makes reference to a different document.

SECOND.    Parties to the Trust. The parties to this Agreement are as follows:

Settlor and Second	The companies listed in Schedule 1 of

Beneficiary:	this Agreement, and any Additional Settlor.

First Beneficiary:	Wilmington Trust (London) Limited, on its own behalf and on behalf and for the benefit of the Original Creditors and if applicable, the Refinancing Creditors, and to the extent set forth herein, each of the Beneficiary Lenders, pursuant to the terms of the Intercreditor Agreement provided that the First Beneficiary, acts on behalf and for the benefit of the Original Creditors and the Refinancing Creditors, and to the extent set forth herein and in the Intercreditor Agreement, each of the other Beneficiary Lenders, and therefore, the First Beneficiary shall have the right to exercise any of the rights arising hereunder, and the Original Creditors, the Refinancing Creditors and the Beneficiary Lenders shall have the right to receive, as applicable, the Income, in accordance with the terms hereof and pursuant to the terms of the Intercreditor Agreement.

Trustee:	Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex.

Any change or addition of a beneficiary, whether by designation, assignment or any other reason, shall be notified to the Trustee.

THIRD. Creation of the Trust.

(a) The Settlors, hereby create the Irrevocable Administration Trust Agreement with Reversion Rights No. 111523-3, to which Cemex SAB hereby contributes, in its capacity as Settlor, the initial amount of P$1,000.00 (one thousand Pesos 00/100).

(b) The Settlors contribute to the Trust Assets and subject to the terms of this Agreement, transfer the ownership of the Lender Rights which they currently own or acquire in the future, for the exercise of the Voting and Subscription Rights, provided that (i) until the date on which the First Beneficiary delivers to the Trustee a Concurso Notice, the Settlors will have the right to exercise the Lenders Rights that are subject to the terms of this Trust, (ii) the Parties hereto agree that they shall exclusively have rights in respect to the Income deriving from the Lender Rights exclusively as a consequence of (1) the approval of a concurso agreement in terms of Title Fifth of the LCM, or (2) payment to the Recognized Creditors in accordance with a bankruptcy judgment in terms of Title Seventh, Chapter III of the LCM, and before then, no amount derived from the Lender Rights shall be transferred, deposited or administrated through the Trust Accounts, therefore, in the case that any such amounts is deposited or transferred to the Trust Accounts, the Trustee shall deliver it to the respective Settlor, as soon as possible, to the account that the Settlor Representative designates in writing to the Trustee, and (iii) except from the date on which the First Beneficiary delivers to the Trustee a Concurso Notice, the Trustee shall allow the Settlors, and shall carry out any necessary actions to allow the Settlors, the administration, operation and exercise of any and all rights related to the Lender Rights (and any rights or actions deriving from such rights), including the authority to instruct the Trustee regarding the manner to exercise the Lender Rights corresponding to the relevant Settlor, being able to collect, offset and assign them to any other Settlor, or any other Group Member, as long as the assignment or transfer is subject to the condition, in order to become effective, that the Group Member becomes an Additional Settlor and subscribes a contribution agreement in substantially similar terms to those of the document attached hereto as Schedule G (except in the case that the Lender Rights are capitalized by the assignee and it receives shares or any other equivalent instrument, as a result of such capitalization, or the value of the outstanding shares is increased as a result of not having nominal value or the value of the partnership interest which owns is increased) and such transfer or assignment is notified within a term of 60 (sixty) Business Days from the date on which it took place, or to carry out any other action in respect of the Lender Rights, as long as such actions do not adversely affect the rights of the First Beneficiary under this Agreement, provided, further that any such assignments shall not become effective and will be deemed as not effective vis a vis the Trustee and the First Beneficiary, if it is carried out within 270 (two hundred and seventy) Business Days prior to the date on which any Counterparty (or any Settlor) becomes subject to a Concurso Judgment. The Settlors hereby deliver to the Trustee a copy, certified by an attorney-in-fact, of any Intercompany Credit Agreement and Mexican Companies Credit Agreements, that in effect as of July 31, 2012, along with a list of all Lender Rights list as of that date, and the Counterparties, hereby expressly acknowledge, accept and agree to the transfer of the ownership of the Lender Rights in accordance with the terms of this Agreement.

(c) In case that after July 31, 2012 (i) new Intercompany Credit Agreements are entered into, or (ii) new Mexican Companies Credit Agreements are entered into, together with the corresponding joinder agreements for an Additional Settlor to become a party hereto, the Settlors agree and, as a result of any Additional Settlors adhering to this Agreement, it would be deemed that such Additional Settlor agrees, to carry out any act and/or to enter into any document that may be deemed necessary, including a contribution agreement in terms substantially similar to the form attached hereto as Schedule G, to transfer the Lender Rights of such Additional Settlor to the Trust Assets, in accordance with the terms of this Agreement, and with the consent of the Counterparties, within sixty (60) Business Days following the execution of any such agreements.

(d) Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, hereby accepts its designation as trustee in accordance with this Agreement and agrees to perform its duties in accordance with this Agreement.

FOURTH. Purpose of the Trust. The Parties hereby agree that the purposes of this Trust, which are obligations of the Trustee, shall be the following:

(a) that the Trustee receives in property, and be the owner of, the assets and rights which will be part of the Trust Assets in accordance with the terms of this Agreement;

(b) that the Trustee maintains the ownership of the Trust Assets for the benefit of the First Beneficiary and the Second Beneficiaries, in the understanding that the Trustee shall manage the Trust Assets in accordance with the terms of this Agreement and applicable law;

(c) except in case that the event specified in paragraph (d) of this Clause Fourth occurs, that the Trustee undertakes the necessary actions in order to allow the Settlors to manage, operate and exercise each and all rights related to the Lender Rights (and any other rights or actions derived therefrom), including the authority to instruct the Trustee in respect to the manner in which the Lender Rights owned by the relevant Settlor, shall be exercised, being able to collect, offset, capitalize them (if shares or equivalent instruments are received, as a consequence of the capitalization, or if it does not receive shares or equity interest, the value of the outstanding shares is increased as a result of not having nominal value or the value of the equity interest which owns is increased) and assign them to any other Settlor, or any other Group Member, as long as the assignment or transfer is subject to the condition, in order to become effective, that the Group Member becomes an Additional Settlor and subscribes a contribution agreement in substantially similar terms to those of the document attached hereto as Schedule G (except in the case that the Lender Rights are capitalized by the assignee and it receives shares or any other equivalent instrument, as a result of such capitalization, or the value of the outstanding shares is increased as a result of not having nominal value or the value of the equity interest which owns is increased) and such transfer or assignment is notified within a term of 60 (sixty) Business Days from the date on which it took place, or to carry out any other action in respect of the Lender Rights, as long as such actions do not adversely affect the rights of the First Beneficiary under this Agreement, in the understanding, that, except for the application of the Income in accordance with paragraph (d) of this Clause Fourth, no amounts derived from the Lender Rights shall be transferred, deposited or managed through the Trust Accounts, therefore in the event that any such amounts are transferred or deposited into the Trust Accounts, the Trustee shall deliver such amounts to the respective Settlor as soon as possible in the account designated in writing by the Settlors’ Representative, provided, further that any such assignments shall not become effective and will be deemed as not effective vis a vis the Trustee and the First Beneficiary, if it is carried out within 270 (two hundred and seventy) Business Days prior to the date on which any Counterparty (or any Settlor) becomes subject to a Concurso Judgment;

(d) in the event the First Beneficiary delivers a Concurso Notice to the Trustee, the Trustee shall:

(i) exercise all rights regarding the Other Concurso Rights in a Concurso Proceeding in respect of the Lender Rights, pursuant to the written instructions received by the Trustee from the First Beneficiary in accordance with the terms of the Intercreditor Agreement (the “Exercise Instruction”), as follows:

(x) the Settlors’ Representative shall inform the Trustee and the First Beneficiary in accordance with the terms of this Agreement, in writing, of the date on which the Trustee shall exercise any of the Other Concurso Rights, no later than 2 (two) Business Days following the day on which the relevant Other Concurso Right may be exercised (the “Instruction Notice”).

(y) the First Beneficiary shall deliver to the Trustee, with a copy to the Settlors’ Representative, in accordance with the terms of this Agreement, the Exercise Instruction within a term that shall not exceed the lesser between (A) 10 (ten) Business Days following receipt of an Instruction Notice and (B) the immediately preceding Business Day to that on which the term for the exercise of the relevant Other Concurso Rights expires pursuant to the LCM or any other applicable provision (the “Confirmation Term”), in the understanding, however, that in order to prepare and deliver the Instruction Notice, the First Beneficiary may consult any legal advisor, or other advisors, that it may deem convenient or necessary (which costs and fees shall be paid by the Settlors), and the Parties agree that it shall not have any responsibility whatsoever for, and shall be exonerated from, any determination made based on the recommendation of such advisors.

(ii) exercise all rights regarding the Voting and Subscription Rights in the corresponding Concurso Proceeding, solely in accordance with the instructions provided by the First Beneficiary to the Trustee;

(iii) execute all necessary actions in order for any Income obtained in the corresponding Concurso Proceeding is transferred and applied to the Trust Accounts, exclusively in respect to Income derived from the Lender Rights resulting from (i) the approval of a concurso mercantil agreement in terms of Title Fifth of the LCM, or (ii) payments to Recognized Creditors in accordance to a bankruptcy judgment in terms of Title Seventh, Chapter III of the LCM; and

(iv) delivers, in its case, any amounts received in the Trust Accounts related to the Income, when it may correspond, to the First Beneficiary, in accordance with the instructions received from the latter, for its distribution as provided in the Intercreditor Agreement, to be applied to the payment of the outstanding Beneficiary Obligations up to the amount of such Beneficiary Obligations; provided that the Parties (and expressly the Counterparties) hereby acknowledge, accept and agree that the application of any Income to the payment of the Beneficiary Obligations shall at all times be considered as proportional direct payments of the Beneficiary Obligations, in compliance with the terms of the Intercreditor Agreement), thus the application of said Income to the proportional payment of the Beneficiary Obligations shall not be deemed as payment and release of the obligations of a Counterparty or Additional Counterparty in respect to the corresponding Settlor;

(e) that the Trustee opens and maintains the Trust Accounts, in order to receive, maintain and apply the Income deposited in the Trust Accounts in accordance with the provisions of Clause Sixth hereof and the Intercreditor Agreement;

(f) that, in the event the Trust Estate or a portion thereof consists of cash, the Trustee invests, such cash in accordance with the provisions hereof, provided, however, that the Trustee is authorized for such effects, to open bank or investment accounts and undertake all the legal acts and execute all the necessary agreements, in accordance with the instructions of the Settlors and First Beneficiary;

(g) that the Trustee preserves and protects the Trust Assets, in terms of Clause Thirteenth hereof;

(h) that the Trustee delivers the reports and provides access to all of the documentation and information regarding the Trust and the Trust Assets;

(i) upon (i) the Termination Date, or (ii) in accordance with the Intercreditor Agreement, and as long as the First Beneficiary has delivered written notice to the Trustee, at the written request of the Settlors’ Representative, terminates the Trust and reverts to the Settlors, as applicable, the Trust Assets, prior to the execution of the corresponding termination agreement;

(j) that the Trustee grants or revokes the general or special powers of attorney with sufficient authorities to act on behalf of the Trustee, necessary to fulfill the purposes of this Trust or for the defense of the Trust Assets, in favor of the individuals or attorneys-in-fact/officers of the entities designated in accordance to the written instructions delivered by the First Beneficiary or the Settlors’ Representative in accordance to this Agreement,;

(k) that the Trustee undertakes any other actions permitted pursuant to applicable laws and/or consistent with the purposes of this Trust which are not expressly provided herein, in accordance with the corresponding written instructions delivered by both the Settlors’ Representative and the First Beneficiary, pursuant to the terms hereof;

(l) if necessary, that the Trustee reverts the transfer, and carries out any act related thereto, of any Intercompany Credit Agreement and any Mexican Company Credit Agreement, that for any reason whatsoever is no longer in effect (including its repayment) or which have been terminated, provided a prior written notice has been delivered by the relevant Settlor to the Trustee and the First Beneficiary, which notice shall contain all the necessary documents and information (including the identification of the Intercompany Credit Agreements or Mexican Company Credit Agreements); and

(m) in general, that the Trustee timely and diligently complies with each and all of its obligations set forth hereunder.

FIFTH. Trust Assets. The assets of the trust (the “Trust Assets” or the “Trust Estate”) shall consist of the following:

(a) the amounts initially transferred by Cemex SAB pursuant to Clause Third paragraph (a);

(b) the Lender Rights of each Settlor, which shall be exercised in accordance with the terms of this Agreement;

(c) if applicable, the Income received by the Trustee in the Trust Accounts, exclusively as a result of (i) the approval of a concurso mercantil agreement in terms of Title Fifth of the LCM, or (ii) payment to the Recognized Creditors in accordance with a bankruptcy judgment in terms of Title Seventh, Chapter III of the LCM;

(d) if applicable, the returns and products obtained from the investment of the Trust Assets; and

(e) the amounts and/or additional rights, of any nature, that the Settlors or any other Person, as the case may be, contribute to the Trust in terms of this Agreement or resulting from the exercise of any right to which the Trustee is legally entitled.

The Parties herby acknowledge that the Trust Assets are transferred to the Trustee exclusively to strictly fulfill the Trust purposes. The Trustee shall not be liable and is hereby released from any express or implicit obligation or liability in respect of the authenticity, ownership or legitimacy of the Trust Assets.

The Parties hereby agree that the terms in this Clause Fifth shall be considered as an inventory of the assets and rights constituting the Trust Assets as of the date hereof, and that, as of the date hereof, the Settlors’ Representative and the First Beneficiary shall keep a copy of said inventory. Likewise, the Parties acknowledge that said inventory may be modified from time to time considering any future contributions made by the Settlors or the Additional Settlors to the Trust, together with any returns resulting, in its case, from the investment of the Trust Assets and with the payments or withdrawals of the Trust Assets. Such variations shall be reflected in the statements referred to in this Agreement.

Any transfer of the ownership of the assets or rights contributed hereto, shall comply with the formalities set forth in the applicable laws for the transfer of such assets or rights. The assets or rights that are part of the Trust Assets will be considered as contributed for the purposes of the Trust and, therefore, only the rights and actions permitted hereunder may be exercised in respect of such assets and rights.

SIXTH. Trust Accounts. (a) The Trustee shall open and maintain accounts in Dollars and Pesos (the “Trust Accounts”), as internal accounts of the Trust, in order to receive any cash amounts delivered to the Trustee derived from the Income, if such is the case, or from any other source, therefore the Trustee agrees to open such accounts within 15 (fifteen) days following the execution hereof. The Trustee shall notify the information regarding the Trust Accounts to the Settlors and the Counterparties (through the Settlors’ Representative), the First Beneficiary and any other Person that in a Concurso Proceeding should know such information, as instructed in writing by the First Beneficiary. Likewise, the Trustee shall maintain the registries and records it deems necessary to keep the management and control of the Income received in the Trust Accounts, in accordance with the terms of this Agreement.

(b) Provided that the proceeds received in the Trust Accounts are not related to the Income that may be transferred by the Trustee to the First Beneficiary, the Trustee shall transfer any funds deposited in the Trust Accounts to the relevant Settlor, as per the written instructions of the Settlors’ Representative.

SEVENTH. Investment Regime; Exchange Transactions. (a) Investment Regime. The Trustee shall open and maintain the Trust Accounts, to receive any cash amounts received by it pursuant to this Agreement that are part of the Trust Assets.

If the Trust Assets include liquid assets, the Settlors’ Representative hereby expressly instructs and authorizes the Trustee to invest the Trust Assets as follows: (i) the investment term shall not exceed 30 (thirty) days, except for investments in investment funds (sociedades de inversión); (ii) investments shall be made in the currency of the liquid assets maintained by the Trustee; (iii) the treasury of Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, shall be the counterparty of all investment transactions made by the Trustee; and (iv) the Trustee shall make the investments in the securities available in the market at the time the investment is made, in the following order, provided that the provisions of this Clause Seventh shall be deemed by the Parties to constitute a permanent instruction in favor of the Trustee.

Pesos:

(i) purchase and/or reporto transactions in respect of securities issued by the Mexican Federal Government or debt instruments issued by credit institutions in Mexico.

(ii) debt instruments issued by Mexican credit institutions with a “AAA” credit ranking (or its equivalent in the domestic scale) granted by Standard & Poor’s, S.A. de C.V., by Fitch México, S.A. de C.V. or by Moody’s de México, S.A. de C.V., by the execution of reporto transactions in respect of such securities;

(iii) in investments in money market or investment corporations (sociedades de inversión) that have a credit ranking placed within the highest investment grade in respect to short-term unsecured debt obligations or certificates of deposit granted by Standard & Poor’s, S.A. de C.V., by Fitch México, S.A. de C.V. or by Moody’s de México, S.A. de C.V.

Dollars:

(i) in any of the investments or instruments referred to in the definition of Cash Equivalent Investments (as such term is defined in the Facilities Agrement), that are instructed in writing to the Trustee by Cemex SAB, and that are available to the Trustee.

In the event that any of the Settlors decides to carry out investment transactions other than those set forth in the preceding paragraph, and subject to the consent of the First Beneficiary, they shall issue the corresponding written instructions, which shall expressly specify: (i) the amount of the liquid assets to be invested; (ii) the type of assets, rights, securities, negotiable instruments or other financial instruments on which the liquid assets constituting the Trust Assets shall be invested and, if applicable, the name of the issuers and their rating; (iii) the maximum investment terms, and (iv) the counterparty(ies) with which the Trustee shall make said investments, provided that the provisions set forth in the clause related to transactions with the same institution shall be applicable.

The Trustee has not provided, nor shall be responsible for providing any advice whatsoever to the Parties, in respect of the convenience or inconvenience of investing, buying, selling or maintaining, any investment instrument. The Trustee shall not assume any liability whatsoever in respect of the actions of third parties designated by the Parties involved in the consulting, management and/or custody of the Trust Assets.

The Parties hereby approve and expressly authorize the Trustee to enter into transactions with Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, acting in its own name, in respect of any transaction entered into by the Trustee as a result of the performance of its obligation hereunder, including but not limited to, the investment of assets, opening accounts for the deposit of funds and the foreign exchange transactions, provided that this Clause shall constitute a permanent instruction to the Trustee.

If the Settlors decide to perform the transactions referred to in this Clause with an institution other than Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, they shall expressly instruct so to the Trustee in writing.

In the execution of transactions by Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, acting in its own name and not in its capacity as Trustee, said transactions may not be offset or extinguished by means of confusion (confusion). Furthermore, the Trustee hereby represents that a direct dependency between the Trustee and the treasury department of said institution does not exist, and that it shall carry out the transactions referred to in this Clause in strict compliance with its internal policies and best financial practices.

The Trustee shall only be obligated to make investments if the Trust Assets have the necessary funds to make such type of investments, in accordance with the legal provisions then in effect, provided that, if the amounts are not sufficient to make such investments, it shall be deemed that the Trustee is instructed to maintain the funds payable on demand.

The purchase of securities or investment instruments shall be subject to the duration, the availability and liquidity of such investments and the prevailing market conditions at the time at which the Trustee makes the transaction. The Settlors hereby expressly release the Trustee from any liability resulting from the purchase of securities or investment instruments executed in accordance with this Clause, as well as from any losses or damages that may affect the Trust Assets, as a result from the investments carried out by the Trustee pursuant to this Agreement.

In any event, investment and/or sale instructions shall be delivered to the Trustee and under no circumstances the financial intermediary maintaining any investment shall be granted with discretionary authority for the applicable investments.

(b) Exchange transactions. The Parties hereby instruct the Trustee to, and without incurring in any liabilities whatsoever, carry out the exchange transactions required pursuant to this Agreement; provided, however, that the Trustee shall be authorized to carry out such transactions with its own treasury, but only to the extent that the exchange rate and related commercial terms offered by its own treasury are in terms comparable to those available in the relevant market for similar transactions. The Parties hereby agree that the Trustee shall not be liable for any losses or damages in respect to the funds kept in the Trust Assets resulting from fluctuations in the exchange rate.

The Trustee has not provided, nor shall be responsible for providing to the Parties any advise whatsoever to the Parties, in respect of the convenience or inconvenience of investing, buying, selling or maintaining, any investment instrument.

The Trustee shall not assume any liability whatsoever in respect of the actions of third parties designated by the Parties involved in the consulting, management and/or custody of the Trust Assets.

EIGHTH. Obligations of the Settlors and Counterparties. During the term of this Agreement, the Settlors and Counterparties, as the case may be, shall be obligated as follows:

(a) The Settlors shall refrain from creating or agreeing to the creation or existence of any liens on or limitations of ownership in respect to the Trust Assets whatsoever, provided, however, that such obligations, except upon the occurrence of the event described in and pursuant to the provisions of paragraph (d) of Clause Fourth hereof, shall not be deemed to restrict the right of the Settlors to instruct the Trustee with respect to the manner to exercise, or directly exercise, the Lenders Rights owned by the relevant Settlor, being able to collect, offset, capitalize them (if shares or equivalent instruments are received, as a consequence of the capitalization, or if it does not receive shares or equity interest, the value of the outstanding shares is increased as a result of not having nominal value or the value of the equity interest which owns is increased) and assign them to any other Settlor, or any other Group Member, as long as the assignment or transfer is subject to the condition, in order to become effective, that the Group Member becomes an Additional Settlor and subscribes a contribution agreement in substantially similar terms to those of the document attached hereto as Schedule G (except in the case that the Lender Rights are capitalized by the assignee and it receives shares or any other equivalent instrument, as a result of such capitalization, or the value of the outstanding shares is increased as a result of not having nominal value or the value of the equity interest which owns is increased) and such transfer or assignment is notified within a term of 60 (sixty) Business Days from the date on which it took place, or to carry out any other action in respect of the Lender Rights, as long as such actions do not adversely affect the rights of the First Beneficiary under this Agreement, in the understanding, that, except for the application of the Income in accordance with paragraph (d) of Clause Fourth, no amounts derived from the Lender Rights shall be transferred, deposited or managed through the Trust Accounts, provided, further that any such assignments shall not become effective and will be deemed as not effective vis a vis the Trustee and the First Beneficiary, if it is carried out within 270 (two hundred and seventy) Business Days prior to the date on which any Counterparty (or any Settlor) becomes subject to a Concurso Judgment.

(b) Pursuant to the provisions of paragraph (d) of Clause Fourth hereof, the Counterparties, hereby acknowledge and agree that any Income applied for the proportional payment of the Beneficiary Obligations shall be deemed to have been applied in accordance with the terms of the Intercreditor Agreement and, thus, the foregoing shall not release them from their payment obligations in respect to the Settlors.

(c) In the event that the Settlors execute any new Intercompany Credit Agreement (whether in writing or as a result of a legal relationship) or Mexican Company Credit Agreements, or if they are assignees in respect of such agreements, the Settlors agree to carry out and enter into, and Cemex SAB agrees to cause any Group Member that is not a Settlor that enters into a new Mexican Company Credit Agreement or Intercompany Credit Agreement, to carry out and enter into, the agreements and documents that may be necessary for the relevant Settlor or the Group Member, as the case may be, to assign to the Trustee, by means of a contribution in accordance with the provisions and for the purposes set forth in this Agreement, the relevant Lender Rights.

(d) The Settlors agree to notify the Trustee and First Beneficiary in writing of any material amendment affecting the rights of the First Beneficiary or of the Creditors or the termination of any Intercompany Credit Agreement or Mexican Company Credit Agreement, which amount is greater than US$25,000,000 (twenty five million Dollars) within 60 (sixty) Business Days following the date on which any such amendment or termination occurred (for all purposes, including the assignment and contribution thereof in terms of this Agreement), and if any such amendment or termination could reasonably be expected to have a significant adverse effect on the rights of the Creditors or First Beneficiary hereunder, only undertake any such amendment or termination if the prior written consent of the First Beneficiary shall have been obtained, and not to amend or terminate any Intercompany Credit Agreement or Mexican Company Credit Agreement if a Concurso Notice has been delivered to the Trustee; provided, however, that (i) no amendment or termination will be effective vis a vis the Trustee or the First Beneficiary, if such amendment or termination occurs within 270 (two hundred and seventy) Business Days prior to the date on which any Counterparty (or any Settlor) is subject to a Concurso Judgment, and (ii) the outstanding balance report referred to in paragraph (e) below, may be used as termination notice.

(e) The Settlors agree to deliver to the Trustee and the First Beneficiary, through the Settlors’ Representative, within 60 (sixty) Business Days following the end of each Quarter, a report of the outstanding balance of the Intercompany Credit Agreements and the Mexican Company Credit Agreements of each Settlor with each Counterparty in respect to the Intercompany Credit Agreements and the Mexican Company Credit Agreements which amount is greater than US$25,000,000 (twenty five million Dollars).

NINTH. Obligations of the Trustee. In addition to any other obligations of the Trustee set forth in this Agreement, the Trustee shall be obligated to comply at all times during the term of this Agreement with the following obligations:

(a) diligently and timely comply with the purposes of the Trust referred to in Clause Fourth hereof;

(b) carry out all actions necessary in order to preserve the Trust Assets;

(c) carry out all necessary actions, including the granting and revocation of powers of attorney, in order for the Trustee, the Settlors (through the Settlors’ Representative) and/or the First Beneficiary, as the case may be, be able to exercise the rights and purposes herefrom;

(d) deliver to the Representative of the Settlors and the First Beneficiary the reports specified in Clause Tenth hereof;

(e) maintain the files, reports, evidences of payment and other documentation evidencing the compliance of its obligations;

(f) notify the First Beneficiary and the Settlors’ Representative, in a timely and diligently fashion, of any circumstance of which the Trustee has become aware that could affect the exercise of the rights in favor of the First Beneficiaries, the First Beneficiary, the Trustee or the Settlors hereunder;

(g) refrain from executing activities or actions contrary to the provisions hereof or that may affect the Creditor’s or First Beneficiary rights, and

(h) comply with the provisions of this Trust, being liable for the losses or damages suffered by the Trust Assets derived from causes attributable to the Trustee, in case the Trustee acts with willful misconduct, negligence or bad faith, or breaches any of the provisions hereof, as determined by the a competent judicial authority by means of a judgment against the Trustee.

Subject to the terms and conditions hereof, the Trustee shall have, among others, all authorities in favor of attorneys-in-fact, especially those derived from article 391 of the LGTOC, for the accomplishment of the purposes of this Trust and expressly limited to such purposes including, but not limited to:

•

the broadest authorities corresponding to general attorneys-in-fact for lawsuits and collections and acts of administration without any limitations whatsoever, as per the provisions of the first two paragraphs of article 2554 of the Civil Code;

•	authorities for acts of ownership, the exercise of which shall be undertaken in accordance with the written instructions received from the Parties, as the case may be.

•	express authority to grant and revoke general and special powers of attorney.

•	exercise the rights derived herefrom, including those related to the Trust Assets in accordance with the instructions received from the Parties, as the case may be;

The Trustee shall generally have the broadest authorities and shall be authorized to exercise all authorities necessary or convenient for the accomplishment of the purposes of the Trust.

TENTH. Information. The Trustee shall inform the Settlors’ Representative and the First Beneficiary on a monthly basis, the assets constituting the Trust Assets including, but not limited to, any contributions received by the Trustee, interest, losses and profits, capital contributions, payments made pursuant to the instructions of the Settlors’ Representative or the First Beneficiary and cash balances, by means of the account statements issued by the Trustee for purposes of the foregoing. The Parties hereby authorize the Trustee to make available to them, by email sent to the email address provided by the Parties, copies of the aforementioned statements within 10 (ten) days following termination of the corresponding period, thus releasing the Trustee from its obligation to deliver physical copies of the aforementioned account statements through the Mexican Postal Service. The Settlors’ Representative and the First Beneficiary shall have the authority to request clarifications in connection with the foregoing within 20 (twenty) Business Days following the date on which the account statements are forwarded by email. In the event no remarks are made within said term, the information shall be deemed to be accepted, except in the event said information contains information prepared with willful misconduct or in bad faith or in case the errors in the statements are not apparent.

For purposes of the foregoing, the account statements shall be deemed to be delivered within 10 (ten) Business Days following receipt of the relevant email; in the event no copies of the abovementioned bank statements are received in the email accounts of the Parties during such term, the Settlors’ Representative or the First Beneficiary, as the case may be, shall have the right to notify the Trustee within the following 5 (five) Business Days. In the event the Settlors’ Representative and the First Beneficiary request account statements corresponding to previous periods, they shall request delivery thereof to the Trustee in writing, in order to allow issuance thereof by the Trustee.

ELEVENTH. Taxes. The provisions of this Agreement do not fall within the provisions of Articles 13 and 144 of the Income Tax Law, 113 of the Income Tax Law Regulations, and 16 of the Flat Tax Rate Law (Ley del Impuesto Empresarial a Tasa Única). Under no circumstances shall the Trustee hire personnel, nor shall it assume any obligations whatsoever derived from the obligation to undertake payments to third parties, such as tax retentions, informative declarations, and others related thereto, which shall be prepared by the Settlors.

All Taxes established or imposed by the applicable fiscal statutes derived from the validity of this Agreement or by the execution of actions provided for hereunder including, but not limited to, the filing of applicable notices and/or statements shall be the sole responsibility of the Settlors, and/or the First Beneficiary, if applicable, as the case they may be, or, if applicable thereto, of the Trustee, in each case as may be required pursuant to applicable law.

The Trustee shall not be liable for the calculation of the Taxes or for the default of the obligations, that are the responsibility of the Settlors and the First Beneficiary. In respect to the tax obligations that, if the case, shall be complied with by the Trustee as a consequence of actions regarding the purposes of the Trust or those actions pursuant to the instructions of the Settlors or the First Beneficiary, the Trustee shall perform said obligations by charging the resources of the Trust Assets and, if no sufficient funds exist, each of the Settlors agrees to contribute to this Trust, through the Trustee, sufficient funds to comply with the tax obligations set forth in this Clause.

The Settlors and the First Beneficiary shall provide the Trustee, upon the latter’s reasonable request, all documents necessary or sufficient in order to evidence their due and full compliance of their tax obligations.

The Parties agree that the Trustee has not provided nor will provide advice regarding tax, legal or accounting matters aimed for the taking of actions or decisions in respect of the creation and management of this Trust. Consequently, the Settlors and the First Beneficiary shall be solely responsible for obtaining their own legal, tax or accounting advice.

Each of the Settlors shall assume before the Trustee and third parties, the liabilities resulting from any Tax derived or that could derive from the creation of this Trust or the administration and ownership of the Trust Assets; in virtue of the foregoing, and if necessary, they shall be bound to make sufficient contributions to the Trust in order to fulfill such obligations and, if the case, to indemnify and hold the Trustee harmless in respect of the performance of any obligation derived from the foregoing.

The Settlors’ liability provided for hereunder shall remain in effect upon termination of this Agreement or in the event of the resignation of the Trustee; but in any case, said liability shall remain effective for a term of at least 5 (five) years following the termination date hereof.

TWELFTH. Limitations to the Liability of the Trustee. For the execution of the actions provided hereunder, the Trustee shall at all times act pursuant to the provisions of this Agreement, and always in accordance with the written instructions, of the Settlors’ Representative and of the First Beneficiary, as the case may be.

The Trustee exclusively assumes the obligations expressly set forth herein, therefore, no additional responsibility may required from or imposed on the Trustee notwithstanding such responsibility has been agreed to by the Parties or by any other third party in accordance with the documents or legal acts related to or pursuant to which this Trust was created, unless with the Trustee’s express prior consent.

Each of the Settlors authorizes and irrevocably instructs the Trustee to use the amounts which are part of the Trust Assets, to pay any expenses derived directly or indirectly from the performance of its obligations set forth herein or in the applicable law, provided that the Trustee shall notify the Settlors’ Representative and the First Beneficiary the expenses paid with the Trust Assets in accordance with the terms of this Agreement.

The Settlors hereby release the Trustee from any liability incurred by it resulting from any legal and/or physical actions carried out by the Trustee in the performance of its duties and/or the execution of the instructions it received pursuant to this Agreement, except in the cases of willful misconduct, negligence or bad faith of the Trustee as determined by a competent court in a final judgment. The Settlors shall have the unlimited and joint obligation to (a) hold harmless the Trustee and its fiduciary delegates from any claims, disputes, damages, contractual or extra-contractual liabilities, proceedings, lawsuits, losses, damages, fines, actions or judgments filed, delivered, issued or imposed by any third party, individual or competent federal or local court in Mexico or abroad (solely in respect of said jurisdictions where the Settlors operate) against the Trustee and its fiduciary delegates; and to (b) reimburse the Trustee and its fiduciary delegates any costs or expenses of any nature (including reasonable and documented attorneys’ fees at market standards) incurred by any of them, or any damages or losses they may suffer resulting from any claim, judgment, proceeding, lawsuit, liability, loss, damage, fine or action filed, issued or imposed against the Trustee and its fiduciary delegates, in connection with the effectiveness and legality of this Agreement, or any actions undertaken by the Trustee in accordance with the written instructions received by it pursuant to this Agreement and the other agreements executed by the Trustee. The foregoing shall not be applicable if any such liability, damage or loss results as a consequence of the willful misconduct, bad faith or negligence of the Person entitled to be indemnified in terms of this Clause Twelfth or if such Person performs any action not authorized hereunder, as determined by a final judgment issued by a competent authority.

The Trustee shall not be obligated to make any payment whatsoever with its own assets, or to incur in any financial liability other than those assumed in its capacity as Trustee in terms of this Agreement.

The Settlors hereby acknowledge and agree that the Trustee’s activities hereunder shall be undertaken solely in its capacity as Trustee in accordance with the terms hereof.

The Trustee shall only be liable for the damages and losses caused to any Person resulting from the Trustee’s willful misconduct or negligence, in case it breaches its obligations hereunder or under applicable law, and the Trustee’s liability is determined in a final judgment issued by a competent court.

The Trustee shall not have the obligation to confirm or verify the authenticity or effectiveness of any report, instruction, title or certificate delivered to the Trustee by the Settlors’ Representative or the First Beneficiary in accordance to this Agreement. The Trustee assumes no liability whatsoever in respect of any representation made by the other Parties hereto or in the documents related herewith.

The Settlors and the First Beneficiary expressly agree and acknowledge that the Trustee is not a party to the Financing Documents and, thus, it does not, nor is required to, acknowledge or interpret the content thereof (except for this Agreement) in order to perform its obligations hereunder, provided that the First Beneficiary hereby informs the Trustee that it is acting hereunder pursuant to and in accordance with the Intercreditor Agreement.

The Settlors and the First Beneficiary agree and acknowledge that the Trustee shall have no liability whatsoever in case the Trust Assets or any portion thereof is seized, nationalized or as a result of the breach of its obligations hereunder for reasons or circumstances outside of its control.

THIRTEENTH. Defense of the Trust Assets. The Trustee shall deliver written notice to the Settlors’ Representative and the First Beneficiary of any event or threat it becomes aware of, that could affect the Trust Assets. The Trustee shall be obligated to deliver the powers of attorney necessary for the defense of the Trust Assets to the Persons appointed (i) by the Settlors’ Representative in writing prior to the Trustee’s receipt of a Concurso Notice, and (ii) by the First Beneficiary, in writing, following the Trustee’s receipt of a Concurso Notice. In the event the Settlors’ Representative or the First Beneficiary, as the case may be, refuses to execute the actions necessary for the defense of the Trust Assets, or fails to appoint the Persons in favor of which said powers of attorney shall be granted or fails to propose the actions necessary for the defense of the Trust Assets, within 5 (five) days immediately following the notice of such action or threat by the Trustee, the Trustee shall deliver written notice of such refusal or failure of action by the Settlors’ Representative or the First Beneficiary, to the Settlors’ Representative

or the First Beneficiary, as the case may be, and shall grant the proxies necessary for the defense of the Trust Assets to the individuals or entities appointed in writing by the Settlors’ Representative or the First Beneficiary, as the case may be. In the event the Settlors’ Representative or the First Beneficiary fail to appoint an attorney-in-fact pursuant to the foregoing, and the absence of such appointment adversely affects the Trust Assets, the Trustee shall make its best efforts, but shall not be obligated to grant powers-of-attorney to the Persons determined by the Trustee, at its sole discretion, to whom it shall deliver the appropriate instructions for the defense of the Trust Assets until the Settlors’ Representative or the First Beneficiary provide written instructions in respect of such defense. The Trustee and its fiduciary delegates shall not be liable for the actions of said attorneys-in-fact nor for the payment of costs, expenses and fees incurred as a result of the appointment and the defense of the Trust Assets.

In the event the Trustee is served with a judicial order or any other notice or claim related herewith from any third party whatsoever, the Trustee shall immediately deliver a copy of such document to the Settlors’ Representative and to the First Beneficiary, in which case the provisions set forth in the immediately preceding paragraph shall be applicable.

All costs and fees to be covered in connection with the accomplishment of this Agreement, shall be jointly and severally paid by the Settlors, thus, the Settlors agree to deliver to the Trust Assets or pay directly to the Trustee all amounts necessary in order to grant the Trustee with sufficient funds to cover the corresponding expense within the term informed by the Trustee and, in case the Trustee does not inform such term, within 3 (three) Business Days following receipt of the request delivered by the Trustee.

The Trustee, when acting in accordance of the written instructions received from the Settlors’ Representative or the First Beneficiary, as the case may be, and such actions are within the scope of authorities hereunder, the Trustee shall be released from any liability whatsoever in respect of the actions executed thereby, except when acting with willful misconduct, negligence or bad faith.

In the event of penalties derived from any proceeding related to the Trust Assets or against the Trustee, acting in such capacity, initiated by any third party, the payment of the costs and expenses determined in such regard, shall be paid jointly by the Settlors, or if not paid by the Settlors, with the Trust Assets, in accordance with the terms of this Clause, except where the Trustee acted with willful misconduct, bad faith or negligence or carries out actions that are not authorized hereunder, as determined by the corresponding judicial authority by means of a judgment issued against the Trustee.

FOURTEENTH. Amendments. This Agreement may only be amended by means of a written agreement executed by the Trustee, each of the Settlors, the First Beneficiary, and each of the Counterparties.

FIFTEENTH. Substitution of the Trustee. (a) The Trustee may resign by means of written notice delivered to the Settlors’ Representative and the First Beneficiary at least 60 (sixty) days prior to the date on which such resignation shall become effective. Upon receipt of a resignation notice from the Trustee, and provided that no Concurso Notice has been delivered, the Settlors’ Representative, subject to the consent of the First Beneficiary shall appoint a substitute Trustee, to be appointed by the Parties, amongst any Mexican institution with a nationally recognized trust department; in the understanding, however, that the Trustee shall continue to act as trustee until the date on which the substitute Trustee executes the documentation described in section (c) below.

(b) Subject to the consent of the Settlors’ Representative (which consent cannot be unreasonably denied or withheld), the First Beneficiary shall be authorized to remove the Trustee, upon written notice to the Trustee at least 30 (thirty) days prior to the removal date, and shall be entitled to appoint another credit institution to act as substitute trustee. In the event the First Beneficiary issues a Concurso Notice, the First Beneficiary shall be authorized to remove the Trustee in accordance with the provisions of this Clause, in which case the consent of the Settlors’ Representative shall not be required.

(c) The substitute trustee shall consent in writing to its designation as trustee hereunder to the resigning or removed Trustee, the Settlors’ Representative and the First Beneficiary, which consent shall be evidenced by a trustee substitution agreement executed for such purposes. Immediately thereafter, the resigning or removed Trustee shall transfer all assets in its possession, in its capacity as Trustee, pursuant this Agreement to the substitute trustee, and only then shall the resignation or removal of the Trustee shall become effective, in which case the substitute trustee shall assume all rights, authorities and obligations of the Trustee hereunder and perform its duties hereunder in such capacity.

(d) Upon termination of its appointment, whether in virtue of resignation or removal, the Trustee shall prepare a report on the Trust Assets since the date of the latest delivered report in accordance with this Agreement until the date on which such resignation or removal becomes effective. The Parties shall have thirty (30) days to review such report and request any clarifications deemed appropriate. Upon expiration of such term, the report shall be deemed approved if no remarks are made in respect thereof.

SIXTEENTH. Substitution of the First Beneficiary. The Parties hereto hereby agree that the initial or any subsequent First Beneficiary may be removed as a First Beneficiary hereunder, in accordance with the terms of the Intercreditor Agreement, and substituted also in accordance with the terms of the Intercreditor Agreement. In the event of the appointment of a substitute First Beneficiary, the appointment of such substitute shall become effective if, in addition to such substitute delivering a prior notice to the Trustee disclosing its identity and other relevant information, (i) the documentation required by the Trustee in accordance with its internal know your customer policies is delivered to it by such substitute, and (ii) such substitute executes any documents requested by the Trustee to formalize its designation pursuant to the terms hereof in order to assume its capacity as “First Beneficiary”, provided that the First Beneficiary may be released from its obligations and appointment hereunder, if any, notwithstanding that a substitute first beneficiary has not yet been appointed or become a First Beneficiary hereunder.

The Parties agree that immediately following the removal of any First Beneficiary in accordance with the immediately preceding paragraph, the First Beneficiary so removed shall no longer represent the Lenders pursuant to the terms hereof and the substitute first beneficiary shall have all rights, authorities and obligations of the First Beneficiary hereunder and shall have such representation and duties in such capacity.

SEVENTEENTH. Assignment. None of the Settlors may assign, transfer or encumber its rights or transfer its obligations hereunder; except (a) for those assignments or transfers to any other Settlor or any other Group Member, provided, however, that the assignment or transfer is subject to the condition, in order to become effective, that the Group Member becomes an Additional Settlor and executes a contribution agreement in substantially similar terms to those of the document attached hereto as Schedule G (except in the case that the Lender Rights are capitalized by the assignee and it receives shares or any other equivalent instrument, as a result of such capitalization, or if it does not receive shares or equity interest, the value of the outstanding shares is increased as a result of not having nominal value or the value of the equity interest which owns is increased) and such transfer or assignment is notified within a term of 60 (sixty) Business Days from the date on which it took place, or (b) for those assignments or transfers to any third party other than a Settlor subject to the prior written authorization of the First Beneficiary, provided that such obligations, except upon the occurrence of the event described in and pursuant to the provisions of paragraph (d) of Clause Fourth hereof, shall not be deemed to restrict the right of the Settlors to instruct the Trustee with respect to the manner to exercise, or directly exercise, such Lenders Rights, and such Settlor may carry out any other action in respect of the Lender Rights, as long as such actions do not adversely affect the rights of the First Beneficiary under this Agreement, in the understanding, that, except in such case, no amounts derived from the Lender Rights shall be transferred, deposited or managed through the Trust Accounts, provided further that any such assignments shall not become effective and will be deemed as not effective vis a vis the Trustee and the First Beneficiary, if it is carried out within 270 (two hundred and seventy) Business Days prior to the date on which any Counterparty (or any Settlor) becomes subject to a Concurso Judgment. The Creditors may assign their rights hereunder in accordance with the provisions of the Financing Documents (including those derived herefrom).

The Trustee may not assign its rights and obligations hereunder; however, it shall have the right to resign to act as Trustee, in accordance with the provisions of Clause Fifteenth above.

EIGHTEENTH. Instructions and Communications to the Trustee. The Parties hereby agree that all instructions, notices, requests, responses, as well as any other kinds of communications required or allowed pursuant to the provisions hereof, shall be in writing and shall be rendered effective as set forth in Clause Twenty Third. The aforementioned instructions may be delivered by any of the means agreed to in advance by the Parties, which may include original copy directly delivered at the mentioned domiciles, by certified mail, with acknowledgement of receipt or via facsimile transmission, e-mail in PDF format or any other alternate means of communication agreed upon by the Parties, provided that the provisions of this Clause are duly complied with.

For purposes of the notices and instructions delivered to the Trustee pursuant to this Agreement, this Trust shall be identified by the contract number hereof and by the authorized and duly registered signature or signatures of whomever requests a transaction or service, which shall be a part of the instructions delivered to the Trustee.

For purposes of the foregoing, the Trustee represents that it has implemented certain mechanisms and/or proceedings for the receipt and execution of instructions, inclusive of those transmitted via facsimile transmission, e-mail in PDF format or other transmission and/or communication means; in light thereof, the Parties, as the case may be, shall execute together with the Trustee the documents necessary to that effect, which documents shall be provided by the latter.

The Parties acknowledge and agree that the Trustee shall be authorized to execute, on banking Business Days and hours, solely and exclusively the instructions issued pursuant to this Agreement and the mentioned security procedures.

As per the provisions of article 52 of the LIC, the Parties agree that the Trustee shall not be liable in the event it suspends or cancels the actions corresponding to any instruction issued by the Settlors’ Representative and/or the First Beneficiary, as the case may be, upon the occurrence of any of the events established in such article. The Trustee shall be bound to deliver written notice to the Parties in respect of any action it may execute in accordance with the provisions of the mentioned article.

The Settlors and the First Beneficiary, as aware of the risks implied in virtue of the issuance of instructions by electronic means such as errors, security risks and lack of confidentiality, as well as of the possibility of fraudulent actions derived therefrom, have convened with the Trustee that the delivery of all kinds of instructions related to this Agreement via telex or facsimile transmission, e-mail in PDF format and/or original copies, shall be contained in letterheaded pages. In virtue of the foregoing, the Settlors and the First Beneficiary hereby authorize the Trustee to execute the instructions received thereby through the mentioned means, in virtue of which they hereby release the Trustee from any liability derived from said transmissions and the Settlors agree to jointly indemnify the Trustee in terms of the indemnity provisions established in this Agreement solely in respect of the instructions delivered to the Trustee through the mentioned means, except in such cases in which the Trustee has acted with bad faith, willful misconduct or negligence.

The Trustee shall not be obligated to review the authenticity of said instructions or communications nor to verify the identity of the sender or of the confirming party, thus, the Parties hereto expressly acknowledge to be obligated in virtue of any instruction or communication delivered in their name and accepted by the Trustee, except in such cases in which the lack of authenticity of the instruction or communication is apparent. Notwithstanding the foregoing, the Trustee will be authorized to request confirmation of any transmission received in accordance with the provisions of this Clause, in the understanding, however, that the Trustee shall notify the corresponding Party on the same Business Day on which it receives any instruction.

In light of the foregoing, the Settlors’ Representative and the First Beneficiary appoint the individuals whose names and signatures appear in Schedule P hereto (each, an “Authorized Officer”) to issue said instructions to the Trustee, in the understanding, however, that said Schedule may be periodically amended by each of the Settlors or the First Beneficiary, as the case may be, by the delivery of a written notice pursuant to the provisions of this Agreement. The Trustee is authorized to act in accordance with the instructions transmitted pursuant to this Clause.

In the event that the corresponding instructions are not delivered in accordance with the foregoing provisions and/or the Trustee is unable to make a confirmation call in respect thereto, the Parties expressly and irrevocably instruct the Trustee to refrain from executing such instructions, except in urgent cases.

In order for the Trustee to act in accordance with the instruction letters described herein, such instruction letters shall comply with the following minimum requirements:

(a)	Be addressed to Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex;

(b)	Make reference to the Trust number [*]; and

(c)	Contain the express and clear instructions to be executed by the Trustee, expressly mentioning any specific amounts, sums or activities.

In the event the Trustee acts as per the instructions duly issued by whoever is authorized thereto, pursuant to this Agreement and in accordance with the terms, conditions and purposes hereof, its actions shall not result in any liabilities whatsoever against said Trustee.

NINETEENTH. Appointment of the Settlors’ Representative. Each Settlor, in its capacity as Settlor and Counterparty, as the case may be, hereby irrevocably appoints Cemex SAB (hereinafter, the “Settlors´ Representative”) as its true and legitimate representative, agent and attorney-in-fact (i) for purposes of receiving in name of each Settlor and Counterparty, any communication delivered by the First Beneficiary or the Trustee pursuant to this Agreement; (ii) receive in name of each Settlor and Counterparty, copies of the subpoenas, claims and other documentation related to any proceeding and (iii) if the case may be, to receive any funds pursuant to the provisions of Clause Sixth. As a consequence of the above, any notice, communication or, if the case, transfer of funds destined to the Settlors and/or Counterparty and delivered to the Settlors’ Representative, shall have the same legal effects as if it were directly delivered to each Settlor and/or Counterparty. Each of the Settlors and Counterparties hereby authorizes and instructs the Settlors’ Representative to accept such communications in each of their names. The appointment of the Settlors’ Representative shall be irrevocable until the appointment of a successor for the Settlors’ Representative, in which case such appointment shall be subject to the authorization of the First Beneficiary and notified to the Trustee.

The power of attorney granted pursuant to this Clause Nineteenth constitutes an agency or a special power of attorney for lawsuits and collections, granted in accordance with the first paragraph of Article 2554 of the Civil Code. For purposes of the provisions of article 2555 of the Civil Code, the special power of attorney granted hereby shall be formalized in the public instrument containing this Agreement and before the corresponding notary public. In terms of article 2596 of the Civil Code, the power of attorney granted hereby shall be irrevocable in virtue of it being granted in the compliance of an obligation, and as a condition of a bilateral agreement.

TWENTIETH. Expenses and costs of the Trustee. As compensation for entering into this Agreement and the compliance of its obligations hereby, the Settlors shall pay to the Trustee the corresponding fees in accordance with Schedule J hereof.

The Settlors agree to jointly pay all reasonable costs and expenses derived from the entering into of this Agreement and its ratification before notary public. Additionally, the Settlors agree to jointly pay to Trustee and the First Beneficiary, as soon as it is requested, the reasonable and documented costs and expenses incurred by the Trustee and the First Beneficiary as a result of any amendment or addition to this Agreement (and any Schedule hereof), as well as any other reasonable and documented expenses or costs, if any, related to the enforceability of this Agreement.

TWENTY FIRST. Term. This Agreement shall be effective from the date hereof and shall remain in full force and effect until the date on which the purposes set forth herein have been achieved, provided that (a) the term of this Agreement shall not exceed the maximum term permitted by law and (b) this Agreement shall automatically terminate, without need of any notice whatsoever, from any Party hereto, on the Termination Date, in accordance with the terms of the Financing Documents, and only if all the expenses and fees of the Trustee have been covered. Upon termination of this Agreement, the balance, if any, of the Trust Assets, shall be returned to each Settlor proportionally to their contributions, as the Settlors instruct the Trustee.

TWENTY SECOND. Reversion. The Settlors shall have the right so that, upon termination of this Agreement pursuant to the provisions of Clause Twenty First hereof, all present or future assets or rights delivered by each of the Settlors or to which the Settlors are entitled to and which are considered as a part of the Trust Assets, be returned to them in accordance with the instruction given by the Settlors’ Representative to the Trustee.

THE TRANSFER OF THE TRUST ASSETS TO THE TRUSTEE, IN ACCORDANCE WITH THIS AGREEMENT DOES NOT CONSTITUTE, NOR SHALL BE INTERPRETED OR DEEMED AS A SALE IN ACCORDANCE WITH SECTION IV A, OF ARTICLE 14 OF THE FEDERAL TAX CODE, AS THE SETTLORS HAVE THE RIGHT OF REVERSION IN ORDER TO RECOVER LEGAL TITLE TO THE TRUST ASSETS, IN TERMS HEREOF.

TWENTY THIRD. Notices and Domiciles. All notices and communications delivered or sent under this Agreement shall be in writing, in Spanish and sent or delivered to the Settlors´ Representative, the Trustee and the First Beneficiary; in the event of notices or general announcements, those shall be sent or delivered to the following domiciles, fax numbers, or e-mail addresses in PDF format (as the case may be), or in any other domicile, fax number or e-mail address (as the case may be) specified by each of the Parties upon prior written notice sent to the other Parties to this Trust, provided, however, that, (i) all notices via fax or e-mail address in PDF formats shall be confirmed by a document with the original signature of the Party which sent such notice, within the following 3 (three) Business Days, and it shall be evidenced in leatherhead paper, (ii) all notices and communications addressed to the First Beneficiary shall be translated into English, and the Settlors will jointly bear the related costs, and (iii) notices by the First Beneficiary may be sent in English, which may be translated into Spanish by the recipient, and the Settlors will jointly bear the costs of such translation. All notices and communications shall be effective on the day following its delivery, if delivered in the addressee’s domicile, and if sent via fax or e-mail at the moment the addressee issues a response via fax, e-mail or any other written means.

To the Settlors, Second Beneficiaries and Counterparties, through the Settlors´ Representative:

Ave. Ricardo Margáin Zozaya # 325

Col. Valle del Campestre

Garza García, Nuevo León 66265

México

Facsimile: 52(81)8888-4399

Attention: Legal vicedirector

To the First Beneficiary:

1 King’s Arms Yard

Third Floor

London EC2M 7AF

United Kingdom

Facsimile: (44) 207-397-3601

Attention: Sajada Afzal

To the Trustee:

Calzada del Valle No. 350 Oriente 1er. Piso

Col. Del Valle

San Pedro Garza García, Nuevo León 66220

Mexico

Facsimile: 52(81)1226-2097

Attention: [*]

TWENTY FOURTH. Schedules. All of the Schedules hereof are an integral part hereto, as if they were inserted verbatim.

TWENTY FIFTH. Conflict. In an event of conflict between the provisions hereunder and the provisions of the Intercreditor Agreement or the Financing Documents, the provisions of the Intercreditor

Agreement or the Financing Documents shall prevail; provided that the Trustee does not have, and shall not have, the obligation to know or interpret the content, terms and conditions of the Financing Documents and other related documents (except for this Agreement).

TWENTY SIXTH. Indemnity. (a) Except if the relevant damages, losses or responsibilities had been covered in accordance with Clause 16 of the Intercreditor Agreement, the Settlors, on a joint and several basis, agree to indemnify and hold harmless each of the Trustee (including without limitation, its trust delegates, employees and representatives), the First Beneficiary and any and all the Beneficiary Creditors, their respective directors, employees, advisors and affiliates, from and against any and any all claims, of any nature whatsoever, for damages, losses and any other responsibilities (except to the extent any such claim is determined to have resulted from such the Trustee’s or the First Beneficiary’s gross negligence or willful misconduct), that may be incurred by or asserted or awarded against, the Trustee, the First Beneficiary or the Beneficiary Creditors, their respective directors, employees, advisors and affiliates, in each case arising out of or in connection with the defense of the Trust Estate, the exercise of their respective rights hereunder, this Agreement or the obligations of each such party hereunder, including, without limitation, from and against and any all claims, damages, losses, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against the Trustee, the First Beneficiary or the Beneficiary Creditors, their respective directors, employees, advisors and affiliates.

(b) The obligations of the Settlors set forth in this Clause Twenty Sixth, shall remain in full force and effect for the applicable statute of limitations and notwithstanding the occurrence of the Termination Date, or by any other reason this Agreement may be terminated.

TWENTY SEVENTH. Expenses. (a) Except if the relevant fees and expenses had been covered in accordance with the Intercreditor Agreement, all reasonable and documented fees and expenses paid or payable in connection with this Agreement, shall be paid or payable, on a joint and several basis, by the Settlors. The Trustee shall not be obligated to use its own funds to pay any fees or expenses incurred or payable in connection with this Agreement or with the satisfaction of its obligations hereunder and, therefore, the only obligation of the Trustee shall consist of sending to the Settlors, the Counterparties and the First Beneficiary (in this last case, for information purposes), a timely request for additional funds to be provided. The First Beneficiary shall have the right, but not the obligation, if in possession of funds under the Facilities Agreement, the Intercreditor Agreement and other related documents, to pay such fees and expenses, and, upon any such payment, the amounts so paid shall be considered part of the Beneficiary Obligations, shall be secured as set forth herein, and shall bear interest, form the time of payment, pursuant to the terms of the Facilities Agreement.

(b) The obligations of the Settlors set forth in this Clause Twenty Seventh, shall remain in full force and effect for the applicable statute of limitations and notwithstanding the occurrence of the Termination Date.

TWENTY EIGTH. Certain provisions for the First Beneficiary. (a) The First Beneficiary shall not have any fiduciary duties to, nor shall it have any duty to protect the interests of, the Settlors, the Counterparties or the Trustee.

(b) In acting as beneficiary hereunder, it shall be deemed that the First Beneficiary is acting through its agency division, which shall be treated as a separate entity from its other divisions and departments thereof. Any information received or acquired by the First Beneficiary, which is received or acquired by another division or department, or otherwise than in its capacity as First Beneficiary hereunder, may be treated as confidential by the First Beneficiary.

(c) In acting or exercising its rights, or complying with its obligations, if any, under this Agreement, including the delivery of any Concurso Notice or any instruction pursuant section (d) of Clause Fourth the First Beneficiary or any other action, in-action or consent under this Agreement, shall act in accordance with the provisions of the Intercreditor Agreement and shall be entitled to request instructions or directions from the Instructing Group or the Super Majority Instructing Group, as the case may be (each as defined in the Intercreditor Agreement) or otherwise in accordance with the terms of the Intercreditor Agreement, and the First Beneficiary shall not be held liable for any delay caused by so doing. In so acting, the Beneficiary shall have the rights, benefits, protections, indemnities and immunities set forth in the Intercreditor Agreement.

(d) The First Beneficiary shall have no obligation to monitor, nor shall it be liable for, the actions or in-actions of other Parties hereto or for any such Parties’ compliance with the terms of this Agreement.

(e) The provisions set forth in this Clause Twenty Eighth shall remain in full force and effect for the applicable statute of limitations and notwithstanding the occurrence of the Termination Date, or by any other reason this Agreement may be terminated.

TWENTY NINTH. Severability. In the event any of the provisions hereunder are declared by a competent court as invalid or unenforceable, such provision shall be considered and interpreted separately from the other provisions herein, and will not affect in any form the validity, legality or enforceability of this Agreement.

THIRIETH. Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the scope of this Agreement, and supersedes any past, verbal, or written communication in relation to its scope.

THIRTY FIRST. Waiver. Failure or delay by any of the Parties to exercise any of the rights, remedies, faculties or privileges provided in this Agreement (whether partially or individually), shall not be deemed or interpreted as a waiver thereof or as a waiver of the not exercised rights. Any notice or litigation against the incumbent Settlor shall not constitute a waiver of any of the rights of the First Beneficiary to undertake any other or further action.

THIRTY SECOND. Novation. The execution of this Agreement, shall not constitute a novation, amendment or payment of the Beneficiary Obligations.

THIRTY THIRTH. Applicable Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with the valid laws of Mexico.

The parties hereto, irrevocably submit to the exclusive jurisdiction and competence of the courts having a seat in Mexico City, Federal District, Mexico, in respect of any claim or legal proceeding related to the interpretation or performance of this Agreement and therefore waive any other jurisdiction to which they may be entitled to by virtue of their present or future domicile, or for any other reason.

THIRTY FOURTH. “Know your Client” Trustee Policy. In accordance to the Trustee policies for the acceptance of new businesses, the Parties hereby ratify and represent that the updated information provided in the form delivered to the Trustee known as Know Your Client and the documentation attached therewith, is true and accurate.

[signature page follows]

IN CONSIDERATION OF THE FOREGOING, this Agreement is executed on 17, September 2012.

THE SETTLORS (signature page 1 of 2)

CEMEX Costa Rica, S.A.

CEMEX Dominicana, S.A.

Cemex Materials LLC

CEMEX NY Corporation

Cemex Research Group AG

Construction Funding Corporation

Gulf Coast Portland Cement Co.

Sunbulk Shipping N.V.

Administradora de Proyectos de Energia, S.A.P.I. de C.V.

Arkio de México, S.A. de C.V.

Aviación Comercial de América, S.A. de C.V.

Carbonifera de San Patricio, S.A. de C.V.

Cedice Caribe, S.A. de C,V.

Cementos Anáhuac, S.A.

Cementos Guadalajara, S.A. de C.V.

Cementos Mexicanos, S.A. de C.V.

Cementos Monterrey, S.A. de C.V.

Cementos Tolteca, S.A. de C.V.

Cemex, S.A.B. de C.V.

Cemex Agregados, S.A. de C.V.

Cemex Central, S.A. de C.V.

Cemex Concretos, S.A. de C.V.

Cemex Internacional, S.A. de C.V.

Cemex México, S.A. de C.V.

Cemex Shared Services Americas, S.A. de C.V.

Cemex Transporte, S.A. de C.V.

Cemex Vivienda, S.A. de C.V.

Cemexnet, S.A. de C.V.

Centro Distribuidor de Cementa, S.A. de C.V.

Camercializadora Construrama, S.A. de C.V.

Compañia De Transportes Del Mar De Cortes, S.A. de C.V.

Compañia Minera Atoyac, S.A. de C.V.

Concretos Monterrey, S.A. de C.V.

Construcciones y Mantenimientos Viales, S.A. de C.V.

/s/ Roger Saldaña Madero
By: Roger Saldaña Madero
Title: Attorney in Fact

/s/ René Delgadillo Galván
By: René Delgadillo Galván
Title: Attorney in Fact

THE SETTLORS (signature page 2 of 2)

Construmexcla, S.A. de C.V.

Empresas Tolteca de Mexico, S.A. de C.V.

Fujur, S.A. de C.V.

Granos y Terrenos, S.A. de C.V.

Impra Café, S.A. de C.V.

Inmobiliaria Río La Silla, S.A. de C.V.

Inmobiliaria Río San Fernando, S.A. de C.V.

Inmobiliaria Río San Martin, S.A. de C.V.

Inmobiliaria Valle del Campestre, S.A. de C.V.

Inmobiliaria y Servicios Turcem, S.A. de C.V.

Mercis, S.A. de C.V.

Mexcement Holdings, S.A. de C.V.

Neoris Consulting Services, S.A. de C.V.

Neoris de México, S.A. de C.V.

Neoris Outsourcing Services, S.A de C.V.

Petrocemex, S.A. de C.V.

Pro Ambiente, S.A. de C.V.

Profesionales en Logistica de México, S.A. de C.V.

Proveedora de Fibras Textiles, S.A. de C.V.

Proveedora Mexicana de Materiales, S.A. de C.V.

Rendimiento Alternativo, S.A. de C.V.

Servicios Agregados Cemex, S.A. de C.V.

Servicios Cemento Cemex, S.A. de C.V.

Servicios Cemex México, S.A. de C.V.

Servicios Concreto Cemex, S.A. de C.V.

Servicios para la Autoconstrucción, S.A. de C.V.

Servicios Proambiente, S.A. de C.V.

Servicios Profesionales Cemex, S.A. de C.V.

Servicios Promexma, S.A. de C.V.

Servicios Transporte Cemex, S.A. de C.V.

Sinergia Deportiva, S.A. de C.V.

Tecnologías de Recursos Minerales, S.A. de C.V.

Teg Energia, S.A. de C.V.

Ventika, S.A. de C.V.

Ventika II, S.A. de C.V.

Visión Global en Infraestructura y Desarrollo, S.A. de C.V.

/s/ Roger Saldaña Madero
By: Roger Saldaña Madero
Title: Attorney in Fact

/s/ René Delgadillo Galván
By: René Delgadillo Galván
Title: Attorney in Fact

THE TRUSTEE

Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex

/s/ Andrés Cárdenas Ortiz Monasterio
By: Andrés Cárdenas Ortiz Monasterio
Title: Attorney in Fact

THE FIRST BENEFICIARY

Wilmington Trust (London) Limited,

in its capacity as Security Agent,

on behalf and for the benefit of the

Original Creditors and the Refinancing Creditors

/s/ Maria de los Ángeles Montemayor Garza
By: Maria de los Ángeles Montemayor Garza
Title: Representative

/s/ Elva Nelly Wing Treviño
By: Elva Nelly Wing Treviño
Title: Representative

Acknowledged and Agreed with the Appearance of:

THE COUNTERPARTIES

Aviación Comercial de América, S.A. de C.V.

Carbonífera de San Patricio, S.A. de C.V.

Cementos Guadalajara, S.A. de C.V.

Cemex, S.A.B. de C.V.

Cemex Agregados, S.A. de C.V.

Cemex Central, S.A. de C.V.

Cemex Concretos, S.A. de C.V.

Cemex Internacional, S.A. de C.V.

Cemex México, S.A. de C.V.

Cemex Shared Services Americas, S.A. de C.V.

Cemex Transporte, S.A. de C.V.

Cemex Vivienda, S.A. de C.V.

Centro Distribuidor de Cemento, S.A. de C.V.

Compañía de Transportes del Mar de Cortés, S.A. de C.V.

Compañía Minera Atoyac, S.A. de C.V.

Construmexcla, S.A. de C.V.

Corporación Gouda, S.A. de C.V.

Empresas Tolteca de México, S.A. de C.V.

Fujur, S.A. de C.V.

Granos y Terrenos, S.A. de C.V.

Inmobiliaria Cemex Huatulco, S.A. de C.V.

Inmobiliaria Ferri, S.A. de C.V.

Inmobiliaria Río La Silla, S.A. de C.V.

Maderas y Granos de la Laguna, S.A. de C.V.

Mercis, S.A. de C.V.

Mexcement Holdings, S.A. de C.V.

Neoris Consulting Services, S.A. de C.V.

Neoris de México, S.A. de C.V.

Neoris Outsourcing Services, S.A de C.V.

Petrocemex, S.A. de C.V.

Pro Ambiente, S.A. de C.V.

Profesionales en Logística de México, S.A. de C.V.

Proveedora Mexicana de Materiales, S.A. de C.V.

Rendimiento Alternativo, S.A. de C.V.

Reservas Ecológicas Sustentables La Laguna, S.A. de C.V.

Servicios Agregados Cemex, S.A. de C.V.

Servicios Cemento Cemex, S.A. de C.V.

Servicios Cemex México, S.A. de C.V.

Servicios Concreto Cemex, S.A. de C.V.

Servicios para la Autoconstrucción, S.A. de C.V.

Servicios Proambiente, S.A. de C.V.

Servicios Profesionales Cemex, S.A. de C.V.

Servicios Promexma, S.A. de C.V.

Servicios Transporte Cemex, S.A. de C.V.

Sinergia Deportiva, S.A. de C.V.

Teg Energía, S.A. de C.V.

Ventika, S.A. de C.V.

/s/ René Delgadillo Galván
By: René Delgadillo Galván
Title: Attorney in Fact

Schedule 1

Settlors and Second Place Beneficiaries

CEMEX Costa Rica, S.A.

CEMEX Dominicana, S.A.

Cemex Materials LLC

CEMEX NY Corporation

Cemex Research AG

Construction Funding Corporation

Gulf Coast Portland Co.

Sunbulk Shipping N.V.

Administradora de Proyectos de Energía, S.A.P.I. de C.V.

Arkio de México, S.A. de C.V.

Aviación Comercial de América, S.A. de C.V.

Carbonífera de San Patricio, S.A. de C.V.

Cedice Caribe, S.A. de C.V.

Cementos Anáhuac, S.A.

Cementos Guadalajara, S.A. de C.V.

Cementos Mexicanos, S.A. de C.V.

Cementos Monterrey, S.A. de C.V.

Cementos Tolteca, S.A. de C.V.

Cemex, S.A.B. de C.V.

Cemex Agregados, S.A. de C.V.

Cemex Central, S.A. de C.V.

Cemex Concretos, S.A. de C.V.

Cemex Internacional, S.A. de C.V.

Cemex México, S.A. de C.V.

Cemex Shared Services Americas, S.A. de C.V.

Cemex Transporte, S.A. de C.V.

Cemex Vivienda, S.A. de C.V.

Cemexnet, S.A. de C.V.

Centro Distribuidor de Cemento, S.A. de C.V.

Comercializadora Construrama, S.A. de C.V.

Compañía de Transportes del Mar de Cortés, S.A. de C.V.

Compañía Minera Atoyac, S.A. de C.V.

Concretos Monterrey, S.A. de C.V.

Construcciones y Mantenimientos Viales, S.A. de C.V.

Construmexcla, S.A. de C.V.

Empresas Tolteca de México, S.A. de C.V.

Fujur, S.A. de C.V.

Granos y Terrenos, S.A. de C.V.

Impra Café, S.A. de C.V.

Inmobiliaria Río La Silla, S.A. de C.V.

Inmobiliaria Río San Fernando, S.A. de C.V.

Inmobiliaria Río San Martín, S.A. de C.V.

Inmobiliaria Valle del Campestre, S.A. de C.V.

Inmobiliaria y Servicios Turcem, S.A. de C.V.

Mercis, S.A. de C.V.

Mexcement Holdings, S.A. de C.V.

Neoris Consulting Services, S.A. de C.V.

Neoris de México, S.A. de C.V.

Neoris Outsourcing Services, S.A de C.V.

Petrocemex, S.A. de C.V.

Pro Ambiente, S.A. de C.V.

Profesionales en Logística de México, S.A. de C.V.

Proveedora de Fibras Textiles, S.A. de C.V.

Proveedora Mexicana de Materiales, S.A. de C.V.

Rendimiento Alternativo, S.A. de C.V.

Servicios Agregados Cemex, S.A. de C.V.

Servicios Cemento Cemex, S.A. de C.V.

Servicios Cemex México, S.A. de C.V.

Servicios Concreto Cemex, S.A. de C.V.

Servicios para la Autoconstrucción, S.A. de C.V.

Servicios Proambiente, S.A. de C.V.

Servicios Profesionales Cemex, S.A. de C.V.

Servicios Promexma, S.A. de C.V.

Servicios Transporte Cemex, S.A. de C.V.

Sinergia Deportiva, S.A. de C.V.

Tecnologías de Recursos Minerales, S.A. de C.V.

Teg Energía, S.A. de C.V.

Ventika, S.A. de C.V.

Ventika II, S.A. de C.V.

Visión Global en Infraestructura y Desarrollo, S.A. de C.V.

Schedule 2

Counterparties

Aviación Comercial de América, S.A. de C.V.

Carbonífera de San Patricio, S.A. de C.V.

Cementos Guadalajara, S.A. de C.V.

Cemex, S.A.B. de C.V.

Cemex Agregados, S.A. de C.V.

Cemex Central, S.A. de C.V.

Cemex Concretos, S.A. de C.V.

Cemex Internacional, S.A. de C.V.

Cemex México, S.A. de C.V.

Cemex Shared Services Americas, S.A. de C.V.

Cemex Transporte, S.A. de C.V.

Cemex Vivienda, S.A. de C.V.

Centro Distribuidor de Cemento, S.A. de C.V.

Compañía de Transportes del Mar de Cortés, S.A. de C.V.

Compañía Minera Atoyac, S.A. de C.V.

Construmexcla, S.A. de C.V.

Corporación Gouda, S.A. de C.V.

Empresas Tolteca de México, S.A. de C.V.

Fujur, S.A. de C.V.

Granos y Terrenos, S.A. de C.V.

Inmobiliaria Cemex Huatulco, S.A. de C.V.

Inmobiliaria Ferri, S.A. de C.V.

Inmobiliaria Río La Silla, S.A. de C.V.

Maderas y Granos de la Laguna, S.A. de C.V.

Mercis, S.A. de C.V.

Mexcement Holdings, S.A. de C.V.

Neoris Consulting Services, S.A. de C.V.

Neoris de México, S.A. de C.V.

Neoris Outsourcing Services, S.A de C.V.

Petrocemex, S.A. de C.V.

Pro Ambiente, S.A. de C.V.

Profesionales en Logística de México, S.A. de C.V.

Proveedora Mexicana de Materiales, S.A. de C.V.

Rendimiento Alternativo, S.A. de C.V.

Reservas Ecológicas Sustentables La Laguna, S.A. de C.V.

Servicios Agregados Cemex, S.A. de C.V.

Servicios Cemento Cemex, S.A. de C.V.

Servicios Cemex México, S.A. de C.V.

Servicios Concreto Cemex, S.A. de C.V.

Servicios para la Autoconstrucción, S.A. de C.V.

Servicios Proambiente, S.A. de C.V.

Servicios Profesionales Cemex, S.A. de C.V.

Servicios Promexma, S.A. de C.V.

Servicios Transporte Cemex, S.A. de C.V.

Sinergia Deportiva, S.A. de C.V.

Teg Energía, S.A. de C.V.

Ventika, S.A. de C.V.

[INTENTIONALLY LEFT BLANK]

Schedule A

Copy of Facilities Agreement

Schedule B

Copy of Intercreditor Agreement

Schedule C

Copy of Settlors Powers of Attorney

Schedule D

Copy of First Beneficiary Powers of Attorney

Schedule E

Form of Accession Agreement

Schedule F

Mexican Company Credit Agreements

Schedule G

Form of Contribution Agreement

Contribution Agreement (the “Agreement”) to the Trust Agreement (as hereinafter defined) entered into by and between [—], as settlor (the “Settlor”); Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, as trustee (the “Trustee”);Cemex, S.A.B. de C.V. in its capacity as Settlors’ Representative; and with the appearance of [*], [*] and [*], in their capacity as Counterparties, pursuant to the following Recitals, Representations and Clauses:

RECITALS

I. On September 17, 2012, an Irrevocable Administration Trust Agreement with Reversion Rights Number F/111523-3 was entered into (the “Trust Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Trust agreement.

II. The Settlor is the holder of the Lender Rights in respect of the [Intercompany Credit Agreements] [Mexican Company Credit Agreements] as described in the document attached hereto as Schedule A (the “Additional Lender Rights”), to which, as the case may be, such [Intercompany Credit Agreement] [Mexican Company Credit Agreement] is also attached.

III. Pursuant to Clause Second of the Trust Agreement, the Settlor hereby contributes to the trust created under the Trust Agreement, the Additional Lender Rights to be part of the Trust Asserts.

REPRESENTATIONS

Except as provided hereunder, each of the Parties on this date represents and ratifies, each of the Representations made in the Trust Agreement, which are incorporated herein by reference as if set forth verbatim.

IN CONSIDERATION OF THE FOREGOING, and in consideration of the obligations, agreements and representations established hereunder, the parties hereto agree to the following:

CLAUSES

FIRST. Definitions. The following capitalized terms used herein shall have the meanings ascribed below or otherwise ascribed thereto in the Trust Agreement, the singular form shall have the same meaning when used in their plural form and vice versa:

“Additional Lender Rights” shall have the meaning ascribed to such term in Recital II hereof, in the understanding, however, that the Additional Lender Rights shall be considered as part of the “Lender Rights”, as such term is defined in and for purposes of, the Trust Agreement, and shall be part of the Trust Assets.

“Agreement” shall have the meaning ascribed to such term in the Preamble of this Agreement.

“First Beneficiary” has the meaning ascribed to such term in the Preamble of this Agreement.

“Trust Agreement” shall have the meaning ascribed to such term in Recital I of this Agreement.

“Trustee” shall have the meaning ascribed to such term in the Preamble of this Agreement.

“Settlor” shall have the meaning ascribed to such term in the Preamble of this Agreement.

SECOND. Contribution of the Additional Lender Rights to the Trust Agreement. The Settlor transfers to the Trustee the Additional Lender Rights, which shall be subject to the Trust Agreement and will be part of the Trust Assets. By the execution hereof, each of the Counterparties expressly, acknowledges, accepts and agrees to the affectation of the Additional Lender Rights in terms hereto.

THIRD. Notice to the First Beneficiary. The Trustee hereby agrees to notify in writing the First Beneficiary regarding the celebration of this Agreement, and the contribution of the Additional Lender Rights for all the effects foreseen in the Trust Agreement, within the next fifteen (15) Business Days from the date hereof.

FOURTH. Ratification of the Terms in the Trust Agreements. The parties hereby confirm, accept and ratify all the terms and conditions in the Trust Agreement which is and continues to be in full force and effect, and they adhere to such Agreement, in all its terms, without reservation or limitation whatsoever.

FIFTH. No Novation. The execution hereof shall not constitute a novation of the parties’ obligations in terms of the Trust Agreement.

SIXTH. Notices. All notices and any communication in terms of this Agreement and the Trust Agreement, shall be delivered to each of the Parties hereto, pursuant to the terms and domiciles provided in Clause Twenty Third of the Trust Agreement.

SEVENTH. Exhibits. All exhibits hereunder are an integral part hereto, as if set forth verbatim.

EIGHTH. Applicable Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with the valid laws of Mexico.

In connection with the interpretation and performance of this Agreement, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the competent courts located in Mexico City, Federal District, Mexico, in respect of any claim or legal proceeding derived from this Agreement and therefore waive any other jurisdiction to which they may be entitled to in the future by virtue of their domicile, or for any other reason whatsoever.

IN CONSIDERATION OF THE FOREGOING, this Agreement is signed on [*], 2012

[signature page follows]

THE SETTLOR

[—]

By:

Title: Attorney in Fact

THE TRUSTEE

Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex

By:

Title: Attorney in Fact

THE FIRST BENEFICIARY

Wilmington Trust (London) Limited

By:

Title: Attorney in Fact

THE SETTLOR’S REPRESENTATIVE

Cemex, S.A.B. de C.V.

By:

Title: Attorney in Fact

Acknowledged and Agreed with the Appearance of :

THE COUNTERPARTIES

[—]

By:

Title: Attorney in Fact

Schedule H

Form of Concurso Notice

[Date]

Banco Nacional de México, S.A.,

integrante del Grupo Financiero Banamex

Atención: Delegado Fiduciario, [*]

Gentlemen:

Reference is made to the Irrevocable Administration Trust Agreement with Reversion Rights No. F/111523-3 dated September 17, 2012 (as amended, supplemented or amended and restated from time to time, the “Trust Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Trust Agreement.

In terms of Clause Forth and other applicable provisions of the Trust Agreement, we hereby inform you that on [—][—] ,[—] a competent court in Mexico has issued a judgment declaring the Concurso Proceeding of [*], as evidenced by the [publication of the Concurso Judgment by the corresponding court, in the court bulletin board or in the judicial bulletin/the personal service of the Concurso Judgment delivered by the conciliator or receiver/the publication of the extract of the Concurso Judgment in the Official Gazette of the Federation/any other form provided for under the LCM and other applicable legal provisions, attached hereto as Sole Schedule.

[—]

By:

Title: Attorney in Fact

Schedule I

Authorized Officers

Schedule J

Trustee’s Fees